                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM SB-2

                            Registration Statement
                                     Under
                          The Securities Act of 1933

                              Kaire Holdings Inc.
                              -------------------
            (Exact name of registrant as specified in its charter)

           Delaware                            8980                       13-3367421
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(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. employer
incorporation or organization)      Classification Code Number      identification number)

7348 Bellaire Avenue, North Hollywood, CA                                  91605
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

        Registrant's Address and Telephone number, including area code:

                                Steven Westlund
                            Chief Executive Officer
                             7348 Bellaire Avenue
                       North Hollywood, California 91605
                                (818) 255-4996
           (Name, Address and Telephone Number of Agent for Service)

                         Copies of communications to:

                             Owen Naccarato, Esq.
                            Naccarato & Associates
                          19600 Fairchild, Suite 260
                           Irvine, California 92612
                                (949) 851-9261

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and
   List the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
Title of each       Amount to be         Proposed          Proposed          Exercise      Proceeds to     Amount of
class of            registered (1)       maximum           maximum           price per     the Company     registration fee
securities to                            offering price    aggregate         share
be registered                            per share         offering price
---------------------------------------------------------------------------------------------------------------------------
Common Shares,       13,335,704 (2)      .11248 (4)         1,500,000                                        396.00
par value $.001
underlying          118,852,460 (3)        .122 (5)        14,500,000                                      3,828.00
secured
convertible
debenture
---------------------------------------------------------------------------------------------------------------------------
Shares                5,000,000                                              .12370 (6)    618,500.00        163.28
underlying            5,409,836                                              .13420 (7)    726,000.00        191.66
warrants
---------------------------------------------------------------------------------------------------------------------------
Common
shares               15,500,000 (8)      .1016 (8)                                                           415.75
---------------------------------------------------------------------------------------------------------------------------
Total               158,098,000                                                                            4,994.70
registration fee
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the shares of Common Stock being registered for offer by the Company in connection with a financing (the "Subscription Agreement"). Currently, the shares of Common Stock offered also include an indeterminate number of common shares in connection with the Subscription Agreement between the Company and the Subscriber. With this in mind, the Company is required pursuant to the Subscription Agreement (Section 7g) to register 200% of the number of shares required to meet the Company's obligations to the Subscriber. Consequently, such number of Common Shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock issuable upon exercise of the convertible debenture. (See "Risk Factors -- Dilution").

(2) Includes: (a) 6,667,852 shares representing the conversion of the initial 8% debentures, and (b) 6,667,852 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures.

(3) Includes: (a) 59,426,230 shares representing the conversion of the 8% additional debentures, and (b) 59,426,230 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); and is based on the of the price of $.11248 as per the terms indicated in Section 4 (1)(b) of the Convertible Debenture and Section 11.1(c)(i) of the Subscription Agreement.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the of the price of $.122 as per the terms indicated in Section 11.1(c)(ii) of the Subscription Agreement.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the terms of the warrants, $0.12370 per share.

(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the terms of the warrants, $0.13470 per share.

(8) Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457(g) and based on the average of the high and low bid on our common stock on December 8, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                    PART I

                      INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus in not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to completion, dated December 13, 2000

                              Kaire Holdings Inc.

                      158,098,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of our common stock to investors and the resale of our common stock by selling stockholders listed on page 8.

Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "KAHI.OB". On December 1, 2000, the closing bid for our common stock as reported on the OTCBB was $ .125 per share.

The Securities offered hereby are speculative and involves a high degree of risk. You should carefully read and consider our risk factors section on page 9 before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The Shares of our common stock being offered by the selling stockholders have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this prospectus.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1. Annual Report filed on Form 10-KSB for the period ending December 31, 1999 and December 31, 1998.
     2. Quarterly Reports on Form 10-QSB for the periods ended June 30, 2000 and March 31, 2000.
     3.   Form 8-K filed 6/22/00 and Form 8-K/A filed 8/23/00.

You may request a copy of these filings, at no cost, by writing to us at: Kaire Holdings, Inc., Attention: Steven R. Westlund, 7348 Bellaire Avenue, North Hollywood, California, 91605.

We have retained no underwriters in connection with this offering.

         THE DATE OF THIS PROSPECTUS IS: Wednesday, December 13, 2000.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               TABLE OF CONTENTS


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                                     Section Title                                             Page
                                                                                                No.
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
Summary of Information in the Prospectus                                                          1
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Risk Factors                                                                                      3
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Use of Proceeds                                                                                   9
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Price Range of Common Stock                                                                       9
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Our Dividend Policy                                                                              10
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Management's Discussion and Analysis of Financial Condition and Results of Operations            10
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Our Business                                                                                     14
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Management                                                                                       17
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Executive Compensation                                                                           18
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Certain Relationships and Related Transactions                                                   20
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Security Ownership of Certain Beneficial Owners and Management                                   20
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Description of Securities                                                                        21
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Selling Shareholders                                                                             22
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Plan of Distribution                                                                             24
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Legal Proceedings                                                                                25
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Experts                                                                                          25
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Legal Matters                                                                                    25
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Other Available Information                                                                      25
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Financial Statements                                                                            F-1
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Indemnification                                                                                II-1
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

                   SUMMARY OF INFORMATION IN THE PROSPECTUS

This prospectus summary highlights selected information contained in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 9 and the financial statements beginning on page 33. Unless otherwise indicated, this prospectus assumes that none of our outstanding options or warrants are exercised into shares of our common stock.

KAIRE HOLDINGS, INC.

Kaire Holdings, Incorporated ("The Company"), which was formerly known as Interactive Medical Technologies Ltd., was incorporated in Delaware in 1986. On February 19, 1998, the Company changed its name from Interactive Medical Technologies, Ltd., changed its NASDAQ OTC BBS symbol to "KAHI" from "NONI" and reverse split it's Common Stock at a ratio of seventy-five (75) to one (1).

Subsequent to the stock symbol change, Kaire refocused its business and marketing strategies. With this in mind, in November 1999, the Company formed YesRx, an internet-enabled drugstore that focused on marketing and distributing pharmaceuticals, health, wellness and beauty products to targeted segments of the chronically ill population. YesRx's goal was to increase medication compliance for patients undergoing complex medication therapies. The YesRx.com website supplements the efforts of YesRx by targeting Internet shoppers, and in particular chronic care customers such as: HIV-AIDS patients, Senior Citizens, Diabetics and the Disabled.

In May of 2000, Kaire signed a letter of intent with Stason USA, Inc. whereby the Kaire EZ-TRAC lab would be moved from Kaire's North Hollywood office to Stason's facility in Irvine, California. The letter of intent further called for Stason to merge it's laboratory business with Kaire's EZ-TRAC business into a new company to be formed as "Stason Labs." It is the intent of the parties to the letter of intent to take the combined laboratory asset (collectively "Stason Labs") public during calendar year 2001. Both Kaire and Stason are in the process of negotiating the final terms of the proposed Stason Labs agreement.

In June of 2000, the Company acquired Los Angeles-based Classic Care pharmacy. Classic Care Pharmacy provides specialized prescription medication services to seniors living in extended care facilities throughout Los Angeles, California.

In July 2000, Kaire acquired the rights to the domain name "netFame.com." Kaire purchased the netfame.com domain address with the intention of developing an interactive online exchange to facilitate communication between the planned subscriber base consisting of emerging actors, models, and musicians, with established entertainment industry agents. The Company plans on launching netFame in the first half of 2001.

In November of 2000, the Company advanced it's business strategy with the introduction of it's YesRx Health Advocate Program. The Health Advocate program provides patient oriented medication compliance programs to HIV/AIDS, diabetic and senior health communities.



                                 The Offering

Common stock outstanding ................... 116,653,033 shares of common stock.

Common stock to be offered by our selling shareholders 15,500,000 shares.

Common Stock to be offered by our selling investors......... 142,598,000 shares.

Market for our Common Stock:

Our common stock trades on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "KAHI". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

                                 RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR SECURITIES. IF ANY OF THE FOLLOWING RISKS WERE TO ACTUALLY OCCUR, THE COMPANY'S BUSINESS WOULD LIKELY SUFFER. CONSEQUENTLY, THE PRICE OF THE COMPANY'S COMMON STOCK COULD DECLINE, AND INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN THE COMPANY'S COMMON STOCK.

We have a limited operating history in the retail (offline and online)
----------------------------------------------------------------------
prescription drug business.  As such, we may face difficulties encountered by
--------------------------
companies in new and rapidly evolving markets. One should evaluate our business and prospects in light of the fact that since 1986, we have changed our business focus on a number of occasions, most recently in 1999. Therefore, our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered by companies such as ours.

We cannot guarantee the future profitability of our business.  Although we
------------------------------------------------------------
recently reported our first quarterly profit in company history, in the past, we have incurred net losses and cannot guarantee our business will generate profits in the future. For example, due to the highly competitive nature of our business, it is likely that the company will have to allocate cash flow to marketing efforts to acquire customers. These efforts may cause the company to report losses in the future.

Use of all proceeds not specifically allocated.  This offering is not a blind
----------------------------------------------
pool offering, through which funds are only generally allocated to its purposes. Thus, investors will entrust their funds with our management on whose judgment the investors must depend upon. Furthermore, investors must depend on limited information about management's decisions and specific intentions regarding the use of these monies.

Dividends.  In the past, our company has not paid dividends and does not plan to
---------
pay dividends in the future.

"Penny Stock" Issues. The shares of the Common Stock are "penny stocks" as
--------------------
defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives.
The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

If our Company can meet the listing requirements in the future, management intends to apply to include the shares of the Common Stock being registered hereby for quotation on The NASDAQ SmallCap Market operated by The NASDAQ Stock Market. Our Common Stock has not yet been approved for quotation on The NASDAQ SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed that it will be sustained. The NASDAQ Stock Market recently approved changes to the standards for companies to become listed on The NASDAQ SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. If our Company is unable to satisfy the requirements for quotation on The NASDAQ SmallCap Market, trading in the Common Stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the Common Stock are listed for quotation on The NASDAQ SmallCap Market, the market price of the shares must remain above $5.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from The NASDAQ SmallCap Market and will once again be quoted on the OTC Bulletin Board.

We may be unable to meet our future capital requirements.  We have limited
--------------------------------------------------------
operating capital, and we are dependent upon the receipt of cash from our operations and elsewhere to develop our business as intended. We believe that cash provided from our operations, plus capital we received in our most recent registration will allow us to meet our cash and capital requirements for the next 12 months. However, no assurance can be given that additional financing may not be required by us in the future.

Our company has limited financial resources.  Until our operating results
-------------------------------------------
improve, we must obtain outside financing to fund the expansion of our business. Any additional debt or equity financing may be dilutive to our shareholders. Financing must be provided from our operations, or from the sale of equity securities, borrowing, or other sources of third party financing. The sale of equity securities could dilute our existing stockholders' interest, and borrowings from third parties could result in our assets being pledged as collateral and loan terms that would increase our debt service requirements and could restrict our operations. There is no assurance that capital will be available from any of these sources, or, if available, upon terms and conditions acceptable to us.

We depend heavily on our Classic Care executive team.  Our executive team
----------------------------------------------------
consists of the following persons: Steven R. Westlund, Mark L. Baum, John Williams and Joel Rubenstein. Each one of these persons provides a unique service to the company. Each one of these persons has special knowledge and business contacts which adds value to the company. If one of more of these persons were to leave the company, we may not be able to replace his services, and the business would likely be materially and adversely affected. Therefore, we are highly dependent upon the continued services of these individuals. To date, we have not sought to obtain any key man life insurance coverage insuring the life of any of these persons, and we do not anticipate obtaining such coverage in the foreseeable future.

Competition.  We may not be able to effectively compete in our businesses due to
-----------
the fact that many of our competitors are better financed public companies with far greater financial resources. Some of our competitors include larger, better financed competitors in the retail prescription drug business (Rite-Aid, Walgreens, Drug Emporium, PlanetRX.com, drugstore.com, Thrifty, Phar-Mor, Eckerd, Kroger, Safeway, Albertson's to name just a few). There is also competition for our customers from better financed wholesale drug distributors (Bergen Brunswig and McKesson, among others), manufacturers (Merck, Johnson and Johnson, American Home Products, Dupont, and others) and other parties who have definite competitive and financial advantages against the company.

Although we are attempting to establish ourselves as a niche player in the prescription drug business, no assurance can be given that our competitors will not use their advantages over us, and more directly pursue the customers we are attempting to acquire and those who we have already acquired. As previously discussed above, these competitors may have greater financial resources, stronger management resources and a better ability to enhance their share of the market. We cannot provide investors with any assurances that our competitors will not gain greater market share at our expense, and if they do, that will have an adverse effect on our business and the results of our operations.

Liquidity of Equity.  There is no assurance of a liquid public market for our
-------------------
common stock. Although our common stock is now eligible for quotation on the over-the-counter electronic bulletin board maintained by the NASD, there has been no significant liquid public market for our common stock. There has been no long term established public trading market for the common stock and there can be no assurance given that a regular and established market will be developed and maintained for the common stock. There can also be no assurance as to the depth or liquidity of any market for our common stock or the market prices at which our stockholders may be able to sell the common stock in the future. Accordingly, investors may have difficulty in selling their common stock in the future, and we can give no assurance that the common stock can ever be resold.

Technological Changes.  We may be unable to respond to rapid technological
---------------------
changes in retail prescription drug business which could materially harm our ability to continue and expand the business we have. These technological changes include the proliferation of the electronic prescription pad, and various other technologies which are gaining marketshare.

Risk of Dilution.  The issuance of these shares will have a dilutive effect on
------------------------------------------------------------------------------
our common stock and may lower our stock price.  We have reserved a significant
-------------------------------------------------------------------------------
number of shares of our common stock for issuance upon the conversion of
------------------------------------------------------------------------
convertible debentures, and the exercise of our warrants.
--------------------------------------------------------

As of October 25, 2000, we had outstanding $750,000 of convertible debentures that can be converted into shares of our common stock. Within ten days after the filing date of this registration additional debentures amounting to $500,000 will be issued and within ten days after the effective date of this registration additional debentures amounting to $1,250,000 will be issued The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price, cannot be determined until the day of conversion and is calculated by a formula set forth in the convertible debenture section 2.1 "Conversion into the Borrower's Common Stock". There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. The convertible debentures amounting to $750,000 have a conversion price that 87% of the average of the three lowest closing prices of the ten trading days prior to the date pf purchase, as reported on the NASD OTC Bulletin Board and the convertible debentures amounting to $500,000 and $1,250,000 have a conversion price that is the lesser of (1) 80% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time prior to their maturity date of October 25, 2003.

As of October 25, 2000, we had outstanding a total of 5,000,000 warrants to purchase our common stock at an exercise price of 110% of the lowest closing price for the Company's common stock for the trading days preceding but not including the Closing Date, as reported on the NASD OTC Bulletin Board, or other such principal market or exchange where the Common Stock is listed or traded to the date of funding. which is above the current market price. An additional 5,409,836 warrants to purchase our common stock, are issuable upon the additional Convertible debenture funding, at an exercise price of 110% of the lowest closing price for the Company's common stock for the trading days preceding but not including the Closing Put Date, as reported on the NASD OTC Bulletin Board, or other such principal market or exchange where the Common Stock is listed or traded to the date of funding. These warrants may be exercised any time from the date of issuance and from time to time up to and including a period of three years. If the exercise of these warrants occur at below market prices, shareholders will be subject to an immediate dilution in their per share net tangible book value.

As of October 25, 2000 we have reserved for 200% of the minimum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 132,188,163 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

Additional dilution may occur as a result of the Classic Care acquisition. Pursuant to the terms of the Classic Care acquisition Agreement, the Company agreed to guarantee the shareholders of Classic Care a $0.50 per share stock value of the Closing Shares, the Escrow Shares and the Additional Shares (collectively the "Make Whole Shares" portion of the agreement). The stock price will be determined based on the average of the low and high bid prices for Acquirer's common stock quoted for the last ten trading days prior to three business days prior to the effectiveness of a registration statement covering the subject shares. Here, the Company agrees to subtract the stock price, based on a certain calculation from $0.50 and, on the Effective Date of the Registration Statement, issue to Classic Care's shareholders shares of the Company's common stock with a fair market value equal to the aggregate amount of such shortfall (the "Make Whole Shares"). By way of illustration, if the Closing Shares, the Escrow Shares and the Additional Shares total 20 million shares, but the fair market value as determined on effective date is only $0.30 per share, then Acquirer would have to issue to the Company Shareholders an amount of Make Whole Shares with a fair market value equal to $4,000,000 (20 million X $0.20), or 13,333,333 shares ($4 million/$0.30). For the purposes of this report, diluted shares outstanding include an additional 23,250,000 common shares to reflect potential dilution.

The Company is currently in the process of re-negotiating the terms of the Make Whole provision of the Classic Care transaction documents.

Shares eligible for future sale could impair our stock price. The market price
------------------------------------------------------------
of our common stock as quoted on the over-the-counter electronic bulletin board could drop due to sales of a large number of shares of our common stock or the perception that these sales may occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

Fluctuations in our quarterly results may adversely affect our stock price.  We
--------------------------------------------------------------------------
expect to experience significant fluctuations in our future quarterly operating and non-operating results due to a variety of factors, many of which are outside our control. As a result, we believe that quarterly comparisons of our operating and non-operating results are not necessarily meaningful and that investors should not rely on the results of one quarter as an indication of our future performance. Fluctuations in our quarterly operating and non-operating results will cause our results to fall below comparable historical periods and the expectations of securities analysts and investors, which could cause the price of our common stock to drop. Factors that may negatively affect our quarterly operating results include:

- our ability to attract new customers;
- the announcement or introduction of new or enhanced products by our competitors;
- changes in our pricing policies or the pricing policies of our competitors;
- the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
- our ability to attract and retain new personnel in a timely and effective manner.

Vulnerability of Computer Systems.  Our computers and communications systems are
---------------------------------
vulnerable to damage or interruption which may hinder our ability to deliver timely our products and services. Our ability to successfully provide our products and services depends on the efficient and uninterrupted operation of our computers and communications hardware systems. Substantially all of our computer and communications systems are located in Southern California. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, earthquakes, break-ins and similar events.

Risks Involved in Developing Technology.  The development of electronic commerce
---------------------------------------
products and other proprietary technology entails significant technical and business risks and requires substantial expenditures and lead time. We may be unable to use new technologies effectively or adapt our products to customer requirements or emerging industry standards.

Volatility of Equity.  Our common stock price on the over-the-counter electronic
--------------------
bulletin board is likely to be highly volatile. The market price of our common stock may be highly volatile, just as the stock market in general, and the market for technology companies in particular, have been highly volatile. Investors may not be able to resell their shares of common stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology stocks have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that our stock will trade at the same levels as other technology stocks or that technology stocks in general will sustain their current market prices.

Information About Forward-Looking Statements:
--------------------------------------------

This prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above, and other statements which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:
-  our ability to respond to changes in the marketplace
-  competitive factors
-  the availability of financing on terms and conditions acceptable to us
-  the availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.

                                Use of Proceeds

The Company will not receive any proceeds upon the issuance of the common stock That is the subject of this registration. However, within ten days after the filing of this registration statement the Company is scheduled to receive net funds of $455,000 and ten days after the effectiveness of this registration statement the Company is scheduled to receive additional net funds of $1,137,500, pursuant to the Subscription Agreement. If all the warrants in this offering are exercised, the net proceeds to us from the exercise of warrants, after the deduction of offering expenses, will be approximately $1,223,495. The Company intends to use the net proceeds to finance possible acquisitions, expand existing operations and working capital.

                          Price Range of Common Stock

Our common stock trades on the Over-the-Counter Bulletin Board, also called the OTCBB, under the trading symbol "KAHI". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

-------------------------------------------------------------
                              Low Bid                High Bid
-------------------------------------------------------------
Fiscal 1998
-------------------------------------------------------------
Third Quarter 1998              .02                     .03
-------------------------------------------------------------
Fourth Quarter 1998             .02                     .02
-------------------------------------------------------------

-------------------------------------------------------------
Fiscal 1999
-------------------------------------------------------------
First Quarter 1999             .016                    .055
-------------------------------------------------------------
Second Quarter 1999             .03                     .16
-------------------------------------------------------------
Third Quarter 1999             .081                    .136
-------------------------------------------------------------
Fourth Quarter 1999            .058                     .14
-------------------------------------------------------------

-------------------------------------------------------------
Fiscal 2000
-------------------------------------------------------------
First Quarter 2000              .11                    1.00
-------------------------------------------------------------
Second Quarter 2000             .16                     .60
-------------------------------------------------------------
Third Quarter 2000              .13                     .22
-------------------------------------------------------------

Transfer Agent and Registrar
----------------------------

The Company's transfer agent is New Jersey Transfer located at: Jersey Transfer and Trust, Attention: Howard Manger, 201 Bloomfield Avenue, Verona, New Jersey 07044, Fax: (973) 239-2361

                              Our Dividend Policy

The Company anticipates that for the foreseeable future, earnings will be retained for the development of is business. Accordingly, the Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.

           Management's Discussion and Analysis or Plan of Operation

Plan of Operation

     The short-term objectives of the Company are the following:

1. Continue to develop and grow the Company's core Health Advocate businesses in the specific areas of HIV/AIDS, Diabetic Care, Senior Citizen Care and Disabled Care.
2. Continue to add new long term care facilities to the Classic Care customer base.
3. Finalize the terms of the Stason Labs agreement for Kaire's EZ-TRAC business and Stason USA lab business.
4. Seek out key alliances and potential acquisition candidates for the Company's prescription drug distribution business.
5.   Enter into a marketing agreement for the proposed Stason Labs business.
6.   Determine the feasibility of the YesRx spin-off.

   The Company's long-term objectives are the following:

1. Continue to streamline the Company's electronic order-taking and distribution systems.
2.   Expand the geographical reach of the Company's Health Advocate Program.
3.   Acquire development products and businesses for the proposed Stason Labs.

There is no expected or planned sale of significant equipment by the Company.

But-for an acquisition, the Company's work force is expected to increase by approximately 25% over the next twelve months.

Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and from external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations.

                             Results of Operations

Interim Financials Three and Nine Months Ended September 30, 2000 Compared to
-----------------------------------------------------------------------------
September 30, 1999
------------------

For the three and nine months ended September 30, 2000, revenues were approximately $2,017,966 and $2,806,810, an increase of $1,956,038 and $2,608,436 respectively from the same periods in 1999. The increase was due to the acquisition of Classic Care Pharmacy. Revenue from laboratory operations For the three and nine months ended September 30, 2000 were $0 and a 73,806 decrease of $61,928 and $124,568 respectively from the three and nine months ended September 30, 1999. This decrease in lab revenue is a result of the laboratory operations being transferred to Stason Labs as of May 1, 2000.

Gross profit for products and services was $676,713 and $969,574 for three and nine months ended September 30, 2000, an increase of $648,583 and 825,704 over the same periods prior year. The increase was due to the acquisition of Classic Care Pharmacy.

SG&A expense increased to $646,570 from $158,080 for the three months period ended September 30, 2000 and increased to $1,234,513 from $479,074 for the nine months period ended September 30, 2000. The increase in SG&A was due to the following: 1) the acquisition of Classic Care accounted for the majority of the increase in both the three months and nine months ended September 30, 2000 and
2) increases in the three and nine month periods ended September 30, 2000 expenditures for Kaire Holdings's base businesses is related to the company's internet operations, i.e., consultants and internet access and hosting expenses.

Interest expense for operations for the three and nine month period ended September 30, 2000 was $1,551 compared to $16,183 for the comparable three month period prior year and $16,095 compared to $68,257 for the comparable nine month period prior year. The decrease resulted from Conversion of significant amount of convertible notes into common stock during first and second quarters of 1999.

Interim Period Cost of Goods Sold
---------------------------------

Interim period cost of goods sold is calculated using the perpetual inventory record. The Company reports any significant adjustments that result from reconciliations of the perpetual inventory record to periodic and annual physical inventory observations.

No provision was made for Federal income tax since the Company has incurred significant net operating losses from inception. Through September 30, 2000, the Company incurred net operating losses for tax purposes of approximately $505,406. The net operating loss carry forward may be used to reduce taxable income through the year 2012. The Company's tax returns have not been audited by the Internal Revenue Service. The carry forward amounts may therefore be subject to audit and adjustment. As a result of the Tax Reform Act, the availability of net operating loss carry forwards can be deferred, reduced or eliminated under certain circumstances. Net operating losses in the State of California were not available for use during 1992 and the carry forward period has generally been reduced from fifteen years to five years beginning in 1993.

Comparison of years ended December 31, 1999 and 1998:
----------------------------------------------------

Net revenue for the year ended December 31, 1999 was $259,545, a decrease of $110,793 or 30% from the year ended December 31, 1998. The decrease in net revenues was due to a decrease in projects by our customers which required the lab's products and services.

Gross profit for the year ended December 31, 1999 was $170,300, a decrease of $43,963 or 20.5% compared to the same period in 1998. This decrease in gross profit was attributable to the decrease in sales.

Selling, general and administrative expense ("SG&A") Increased to $1,014,143 from $981,605 for 1999 from 1998, amounting to a increase of $32,538 or 3.3% from the same period last year.

Interest expense was $82,250 or the year ended December 31, 1999, which represents a decrease of $144,735 or 63.7% from the same period last year. The December 31, 1999 interest expense decrease is primarily a result of the conversion the notes throughout 1999.

Other income of $354,479 resulted from writing off certain older liabilities for which the company is no longer liable.

No provision was made for Federal income tax since the Company has incurred significant net operating losses from inception.

Liquidity and Capital Resources
-------------------------------

The Company's revenues have been insufficient to cover acquisition costs, cost of revenues and operating expenses. Therefore, the Company has been dependent on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. In addition, there can be no assurances that private or other capital will continue to be available, or that revenues will increase to meet the Company's cash needs, or that a sufficient amount of the Company's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company.

September 30, 2000 vs. Nine Months Ending September 30, 1999
------------------------------------------------------------

On September 30, 2000 the Company had assets of $5,603,509 compared to $160,000 on December 31, 1999, or an increase of $5,443,509 which is a result of the acquisition of Classic Care Pharmacy. The Company had a total stockholders' equity of $3,826,629 on September 30, 2000 compared to a deficit of $586,426 on December 31, 1999, an increase in the equity of $4,413,055 which is also a result of the acquisition of Classic Care Pharmacy.

As of September 30, 2000 the Company's working capital position increased
$339,472   from a negative $586,426 at December 31, 1999 to a negative $246,954.
The $339,472 increase was attributable to the following: 1) the Classic Care acquisition accounted for $756,358 of this increase and 2) a decrease in Kaire Holdings cash of $195,264 and accounts receivable of $100,645 accounts for the remaining increase in working capital.

December 31, 1999 vs. December 31, 1998
---------------------------------------

On December 31, 1999 the Company had assets of $160,00 compared to $185,572 on December 31, 1998. The Company had a total stockholders' deficit of $586,426 on December 31, 1999 compared to a deficit of $2,610,593 on December 31, 1998, a decrease of $2,024,167. This decrease for the year ended December 31, 1999 was the result 1) issuance of stock for note conversions and related interest expense totaling $1,319,754, 2) stock and stock options issued for services totaling $805,500 3) issuance of stock for the conversion of debt totaling $170,448 and 4) stock issued for the sale of stock and a beneficial conversion totaling $201,002 off set by the 1999 net loss of $472,537.

As of December 31, 1999 the Company's working capital position increased $2,040,202 from a negative $2,626,628 at December 31, 1998 to a negative $586,426 at December 31, 1999, primarily as a result a decrease in accounts payable and accrued expenses of $890,639, an increase in cash of $124,337, and a decrease in accounts receivable of $25,928.

Subsequent Events
-----------------

The company issued three convertible notes for $750,000, with simple interest accruing at the annual rate of 8%, in October 2000. Interest payable on the Notes shall accrue at the annual rate of 8% and be payable quarterly commencing January 1, 2001. The Holder shall have the right to convert the principal amount and interest due under the notes into Shares of the Kaire's Common Stock. The note and the common shares issuable upon conversion of the notes have not been registered under the Securities Act of 1933. The Company also issued common stock purchase warrant the right to purchase 5 million shares of Common Stock of Kaire Holdings Incorporated.

It is anticipated that the $ 750,000 convertible debentures will be converted into shares in accordance with the terms of these debentures.

                                 Our Business

Headquartered in North Hollywood, California, Kaire Holdings specializes in creating unique consumer driven companies that specialize in defining markets and providing products and services honed to meet the needs of users in a particular consumer community. When Kaire markets products and services, Kaire integrates marketing and distribution systems so that it can operate both online and offline. This approach is designed to maximize penetration across multiple consumer channels.

The Company principally has interests in three companies:

1.  YesRx
2.  Classic Care
3.  Stason Labs

The Company also is in the developmental phase with a new entity called
"netFame."

YesRx:
-----

In 1999, the Company formed YesRx, an Internet-enabled drugstore that is focused on marketing and distributing pharmaceuticals, health, wellness and beauty products targeted chronic care health products consumers.

Given the high customer acquisition costs and related costs associated with conducting business exclusively on the internet, YesRx management decided to focus it's efforts on serving the needs of chronic care consumers as opposed to acute care or emergency needs. The Company does not provide acute care medications, but targets the patient who has regular medication needs and multiple refills. This model provides operational feasibility with anticipated recurring revenue streams.

In November of 2000, YesRx debuted it's Health Advocate Group Program. The Health Advocate Group is a program focused on the needs of specific chronic care communities. Some of these needs include providing these customers with prescription and non-prescription products, durable and non-durable medical equipment, access to targeted data regarding their respective illness, access to communication with their physician, and various billing and insurance-related services. Health Advocate Group products and services are delivered via per-to-person delivery, mail and securely, through the world wide web. All Health Advocate Group orders are filled through the Classic Case pharmacy in Los Angeles, California.

To date, YesRx has designed Health Advocate programs for three groups: HIV/AIDS patients, Diabetics and Geriatric and Senior Citizens. The Consumer Advocate Group has been charged to develop specific programs to meets the needs of these communities.

Classic Care Pharmacy:
---------------------

On June 1, 2000, the Company completed the acquisition of Classic Care Pharmacy, a Los Angeles-based business-to-business pharmacy. Classic Care's primary business is selling prescription medications to assisted living facilities in the greater Los Angeles area. Classic Care's current distribution capability will allow it to fill up to 3,000 prescription orders per day.

Additionally, Classic Care serves as a distribution center for YesRx's Health Advocate Group and for it's online retail prescription and non-prescription drug business.

Stason Labs:
-----------

In May of 2000, Kaire signed a letter of intent with Stason USA, Inc. whereby the Kaire EZ-TRAC lab would be moved from Kaire's North Hollywood office to Stason's Irvine, California facility. The letter of intent further called for Stason to merge it's laboratory business with Kaire's EZ-TRAC business into an new company proposed to be called "Stason Labs." It is the intent of the parties to the letter of intent is to take the combined laboratory asset (collectively proposed as "Stason Labs") public during calendar year 2001. In May of this year, the Kaire EZ-TRAC lab moved to the Stason facility in Irvine, California.

Both Kaire and Stason are in the process of negotiating the final terms of the proposed Stason Labs agreement.

Stason is a pharmaceutical company which specializes in product development, pilot scale production, technology transfer and management of technical information and resources for the development of prescription drugs in solid form.

netFame:
--------

In July 2000, Kaire acquired the rights to the domain name "netFame.com." Kaire purchased the netfame.com domain address with the intention of developing an interactive online exchange to facilitate communication between the planned subscriber base consisting of emerging actors, models, and musicians, with established industry agents. The Company expects to launch netFame.com in the first half of 2001.

                     Important Events and Accomplishments

Some events have occurred over the past 6 months which the Company believes will have a lasting positive effect on the Company's business. These favorable events, starting from the most recent, are the following:

     1. On November 13, 2000, Kaire Holdings, Inc. announces record third quarter sales and posted it's first ever quarterly profit.
     2. On November 11, 2000, YesRx launched the Health Advocate Program. Along with the Health Advocate Program, YesRx debuted a new and improved internet site which incorporates over 20,000 additional over the counter products as well as new integrated health community destinations for HIV, Senior, Diabetic and Disabled individuals.
     3. On September 29, 2000, YesRx was chosen as a preferred pharmacy provider by Open Solutions' Open Community Network of more than 250 financial institutions. Through this agreement, all Open Solutions software users will have access to YesRx through their online bank accounts.
     4. On September 19, 2000, YesRx and QuickQuote Signed an Exclusive Online Insurance Marketing Contract. This agreement provided that YesRx would be paid a pre-determined amount for each and every insurance application filled out through the YesRx website.
     5. On June 26, 2000, Kaire announced that it had completed the first stage of the strategic agreement with Stason USA. In doing so, Kaire completed the training of Stason technicians and physically relocated the EZ-Trac lab to Stason's Irvine, California facility.
     6. On April 19, 2000, Kaire Holdings, Inc. executed the documents related to the Classic Care Pharmacy acquisition. Classic Care will serve as a distribution center for YesRx and will aid the Company in developing the targeted Health Advocate program.
     7. On April 18, 2000, YesRx became the first online pharmacy to debut a Spanish language website. The site, FarmaciaYesRx.com, will supplement the Company's efforts to reach Hispanic HIV/AIDS patients.

                               Strategic Vision

The Company's strategy is to target what it believes is one of the more profitable sectors of the prescription drug and general drugstore business: medications and services for the chronic care patient. These consumers often require multiple drugs on a monthly basis. Additionally, these consumers are often in need of valuable information related to their particular medical condition. The Company's approach is to integrate key value-added informational services with excellent product distribution. The Company intends to expand the scope of the Company's product and service offerings and the geography to which these goods and services are delivered.

                                   Employees

The Company currently has 33 full-time employees.

                                  Management

Executive Officers and Directors

--------------------------------------------------------------------------------
Name                   Age   Position
--------------------------------------------------------------------------------
Steven R. Westlund     54    Chairman of the Board and Chief Executive Officer
--------------------------------------------------------------------------------
Owen M. Naccarato      51    Chief Financial Officer, Secretary and Director
--------------------------------------------------------------------------------
Mark L. Baum           28    President
--------------------------------------------------------------------------------
Asher Gottesman        27    Director
--------------------------------------------------------------------------------

The Officers and Directors of our Company will devote only such time as they deem appropriate in the business affairs of our Company. It is, however, expected that the officers will devote the time deemed necessary to perform their duties for the business of our Company.

The directors of our company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Biographies Of Our Executive Officers And Directors
--------------------------------------------------------------------------------

Steven Westlund has been the Chief Executive Officer and a director of the Company since May 1995 and was elected Chairman of the Board in December 1995. Mr. Westlund was Chairman of the Board and Chief Executive Officer of Vitafort International Corporation from May 1993 through May 1995. Vitafort manufactured and sold fat free foods. From January 1991 to May 1993, Mr. Westlund was Chief Executive Officer of Lorenz/Germaine Incorporated and concurrently from January 1991 to June 1992 he acted as Chairman and Chief Executive Officer of Auto Giant. Mr. Westlund specializes in corporate restructuring and market development.

Owen Naccarato Joined the Company in July 1997 as Chief Financial Officer and Secretary on a one- year renewable contract and was elected to the board of directors in January 1998. Mr. Naccarato has held various operating positions, most recently as Chief Financial Officer for Bikers Dream, Inc. a NASDAQ traded motorcycle assembler and parts distributor and divisional vice president/controller for Baxter Healthcare, Inc., a NYSE traded health care manufacturer and distributor. Mr. Naccarato is a licensed attorney and is a member of the California State Bar Association. He is also a Certified Public Accountant.

Mark Baum joined Kaire in July of 1999 as the President. Mr. Baum has more than 10 years experience in creating and developing start-up enterprises - from retail to manufacturing to internet-based businesses. Mr. Baum holds a BA from the University of Texas at Arlington, and a Juris Doctorate from California Western School of Law. Mr. Baum is a member of the America Bar Association and is a licensed attorney in the State of California.

Asher Gottesman joined Kaire as a Director in August of 2000. Mr. Gottesman served as a Partner of Amazing Savings Outlet Stores, a 40 unit retail business with sales of more than 60 million dollars per year. Mr. Gottesman is currently a partner in a real estate and investment trust which controls more than 50 million dollars in assets. Mr. Gottesman joined the Kaire Board of Directors through his association with Classic Care Pharmacy. In 1993, Mr. Gottesman earned a BA in Economics from Yeshiva University.

       Information Concerning our Board of Directors and it's Committees

Directors receive no remuneration at this time. All Company Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Our Company has not established committees of the Board of Directors.

Executive Compensation:

----------------------------------------------------------------------------------------------------------------
 Payouts               Annual Compensation                                Long Term Compensation Awards
----------------------------------------------------------------------------------------------------------------
(a)         (b)    (c)      (d)        (e)             (f)              (g)             (h)       (i)
----------------------------------------------------------------------------------------------------------------
Name and    Year   Salary   Bonus      Other Annual    Restricted       Securities      LTIP      All Other
Principal                              Compensation    Stock            Underlying      Payouts   Compensation
Position                               ($)             Awards           Options/SAR     ($)       ($)
                                                       ($)              (#)
----------------------------------------------------------------------------------------------------------------
CEO         2000   100K                                                  4,833,333
----------------------------------------------------------------------------------------------------------------
President   2000    75K                                                  2,833,333
----------------------------------------------------------------------------------------------------------------
CFO         2000    87K                                                  2,833,333
----------------------------------------------------------------------------------------------------------------
Total:             262K
----------------------------------------------------------------------------------------------------------------
Directors          187K
as a
Group
----------------------------------------------------------------------------------------------------------------

Chief Executive Officer Compensation:
------------------------------------

On April 1, 2000, Mr. Westlund signed a three year employment agreement (attached hereto as Exhibit 10.36). The contract calls for Mr. Westlund to be paid a base salary of $8,333.33 per month for the first year of the term. Mr. Westlund's base salary shall increase 15 % per year for the second year and third years, respectively, of the agreement.

For the term of his employment agreement beginning on April 1, 2000, Mr. Westlund has received a salary of $ 4,000.00 per month, and is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 6 million shares of Kaire Common Stock over the next 5 years at an option price of 5 cents ($ 0.05) per share. To date, Mr. Westlund has exercised 1,166,667 shares of the Company's Common Stock.

Chief Financial Officer Compensation:
------------------------------------

On April 1, 2000, Mr. Naccarato signed a three year employment agreement (attached hereto as Exhibit 10.37). The agreement calls for Mr. Naccarato to be paid a base salary of $ 7,250.00 per month for the first year of the term. Mr. Naccarato's base salary shall increase 15 % per year for the second year and third years, respectively, of the agreement.

For the term of his employment agreement beginning on April 1, 2000, Mr. Naccarato has received a salary of $ 4,000.00 per month, and is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Naccarato has been granted an option to purchase up to 4.5 million shares of Kaire Common Stock over the next 5 years at an option price of 5 cents ($ 0.05) per share. To date, Mr. Naccarato has exercised 1,166,667 shares of the Company's Common Stock.

President's Compensation:
------------------------

On April 1, 2000, Mr. Baum signed a three year employment agreement (attached hereto as Exhibit 10.35). The agreement calls for Mr. Baum to be paid a base salary of $ 6,250.00 per month for the first year of the term. Mr. Baum's base salary shall increase 15 % per year for the second year and third years, respectively, of the agreement.

For the term of his employment agreement beginning on April 1, 2000, Mr. Baum has received a salary of $ 4,000.00 per month, and is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Baum has been granted an option to purchase up to 4.5 million shares of Kaire Common Stock over the next 5 years at an option price of 5 cents ($ 0.05) per share. To date, Mr. Baum has exercised 1,166,667 shares of the Company's Common Stock.

Compensation of Directors:

Directors receive no remuneration for their services as directors at this time.

                Certain Relationships and Related Transactions

On April 1, 2000, the Board of Directors entered into employment agreements (See Exhibits 10.36,10.37 & 10.35, respectively) with Steven R. Westlund, Owen M. Naccarato and Mark L. Baum. Said employment agreements provided for the issuance of stock options to Mssrs. Westlund, Naccarato and Baum, respectively. Mr. Westlund received options to purchase 6 million shares of the Company's Common Stock at an option exercise price of five cents ($ .05). Mr. Naccarato received options to purchase 4 million shares of the Company's Common Stock at an option exercise price of five cents ($ .05). Mr. Baum received options to purchase 4 million shares of the Company's Common Stock at an option exercise price of five cents ($ .05).

        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of our Company's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

--------------------------------------------------------------------------------
     Name and Address     Shares Beneficially Owned (1)     Percent of Class
--------------------------------------------------------------------------------
Steven R. Westlund        4,833,333                         3.98 %
7348 Bellaire Avenue
North Hollywood, CA
91605
--------------------------------------------------------------------------------
Owen M. Naccarato         2,833,333                         2.37 %
7348 Bellaire Avenue
North Hollywood, CA
91605
--------------------------------------------------------------------------------
Mark L. Baum              2,833,333                         2.37 %
7348 Bellaire Avenue
North Hollywood, CA
91605
--------------------------------------------------------------------------------

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

                           Description of Securities

General
-------

As of the date of this Registration Statement, the authorized capital stock of our Company consists of 400,000,000 shares of Common Stock, .001 par value, of which 116,653,033 shares are issued and outstanding. There are approximately 664 shareholders that are not in street name. The following is a description of the securities of our Company taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect.

Common Stock
------------

Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or the back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. When a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

Warrant and Options:
-------------------

Pursuant to Section 6(b) and Section 11.4 of the Subscription Agreement, 500,000 Warrants at an exercise price of $.11248 have been issued to Libra Finance S.A., P.O. Box 4603, Zurich, Switzerland. Additionally, pursuant to the same provisions, 1,000,000 Warrants at an exercise price of $.11248 have been issued to Talbiya B. Investments Ltd., Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M14L2, United Kingdom. An additional 8.5 million warrants have been registered and not issued pursuant to the same provisions.

The Company's CEO and Chairman, Mr. Westlund, currently has an option to purchase 4,833,333 shares of the Company's Common Stock at an option price of five cents per share ($ .05).

The Company's CFO and Secretary, Mr. Naccarato, currently has an option to purchase 2,833,333 shares of the Company's Common Stock at an option price of five cents per share ($ .05).

The Company's President, Mr. Baum, currently has an option to purchase 2,833,333 shares of the Company's Common Stock at an option price of five cents per share ($ .05).

Shares Eligible for Future Sale

On the date of this offering our Company has 116,653,033 shares of Common Stock outstanding. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. This offering is registering 158,097,999 shares of common stock all of which will be freely tradable without restriction or further registration under the Securities Act. This includes: a) 66,094,082 shares representing the conversion of the 9% debentures and related interest expense; b) 66,094,082 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures, and c) 15,500,000 of other selling shareholders, plus 10,409,836 warrants to be registered in connection with the secured convertible debenture purchase agreement.

Selling Shareholders

The Shares being offered for resale by our Selling Stockholders are issuable to our Selling Stockholder pursuant to the convertible debenture purchase agreement (see Exhibit 10.33) and subscription agreement (see Exhibit 10.32). Additionally, certain shares are being offered for sale by our Selling Stockholders with piggyback registration rights.

Recent Financing

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. The table reflects: (1) the number of shares issuable upon conversion of debentures pursuant to the convertible debenture purchase agreement, (2) shares issuable upon exercise of warrants pursuant to the Common Stock Purchase Warrant Agreement and (3) shares issuable upon conversion of certain convertible debentures with piggyback registration rights. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants, convertible Preferred Stock or other purchase rights, to the extent exercisable within 60 days of the date of this Prospectus, are treated as outstanding for purposes of computing each Selling Shareholder's percentage ownership of outstanding common shares.



                                              Shares Beneficially            Shares            Shares Beneficially Owned
                                              Owned                          Offered            After Offering
Selling                                       Prior to the                   For                If All Offered
Stockholder (1)                               Offering (2)                   Sale (3)           Shares Are Sold (3)
----------                                    ---------------------          --------           ---------------
                                              Number of Shares    (%)                           Number of Shares        (%)
The Keshet Fund                               19,431,660         7.50%       19,431,660                   0           0%

Keshet, L.P.                                  25,665,852         9.99%       68,737,845                   0           0%

Balmore S.A.                                  25,665,852         9.99%       44,018,659                   0           0%

Libra Finance S.A.                             3,469,945         1.34%        3,469,945                   0           0%

Talbiya B. Investments LTD.                    6,939,891         2.68%        6,939,891                   0           0%

Sarit Rubenstein Rubenstein                    5,166,666         1.99%        5,166,666                   0           0%

Stash Trust                                   10,333,333         3.40%       10,333,333                   0           0%

(1) No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.
(2) Assumes that all convertible debentures have been converted and that all warrants have been exercised into common stock.
(3) Assumes no sales are effected by the Selling Stockholder during the offering period other than pursuant to this offering and that all shares offered will be issued and sold.
(4) Includes the shares of our common stock issuable to The Kesnet Fund, Keshet, Balmore, S.A., Libra Finance S.A. and Talbiya B. Investments LTD., subject to the 9.99% limitation, upon conversion of its debentures and exercise of its warrants.
(5) Percentages are based on 259,251,033 shares of our common stock outstanding on a fully diluted basis as of December 1, 2000.
(6) Pursuant to the Subscription Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures.

Plan of Distribution

The selling stockholders and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.
     Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
     Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.
     An exchange distribution following the rules of the applicable exchange Privately negotiated transactions
     Short sales or sales of shares not previously owned by the seller Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share
     A combination of any such methods of sale
     Any other lawful method

The Selling stockholders may also engage in:

     Short selling against the box, which is making a short sale when the seller already owns the shares.
     Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.
     Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.
     Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

Our Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

Experts

Our financial statements in the prospectus of this Form SB-2 registration statement have been audited by Berg & Company, CPA, as disclosed in their report appearing elsewhere in this registration statement.

Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, Attorney at Law. Owen Naccarato does beneficially own shares of the company.

Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Steven
R. Westlund

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.
Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.

Visitors to the site may access such information by searching the EDGAR archives on this web site.

                             Financial Statements


KAIRE HOLDING INCORPORATED AND SUBSIDIARIES

Financial Statements

December 31, 1999 and 1998

Report of Independent Certified Public Accountants    F-2

Consolidated Balance Sheets                           F-3

Consolidated Statements of Operations                 F-4

Consolidated Statements of Stockholders' Deficit      F-5

Consolidated Statements of Cash Flows                 F-6

Notes to Consolidated Financial Statements            F-8

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Kaire Holdings Incorporated

We have audited the accompanying consolidated balance sheet of Kaire Holdings Incorporated and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kaire Holdings Incorporated and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

Berg & Company LLP
March 17, 2000

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          December 31, 1999 and 1998
                                    ASSETS

                                                                1999           1998
                                                            ------------   -------------
Current assets
 Cash and cash equivalents                                  $    130,668   $      6,331
 Accounts receivable, net of allowance
  for doubtful accounts of $1,000                                 29,332         55,260
 Inventory                                                             -         70,042
 Deposits                                                              -          9,500
 Other asset                                                           -         28,404
                                                            ------------   ------------
  Total current assets                                           160,000        169,537
                                                            ------------   ------------
Noncurrent assets
 Furniture and equipment                                         891,473        891,473
 Less: Accumulated depreciation                                 (891,473)      (875,438)
                                                            ------------   ------------
  Total noncurrent assets                                              -         16,035
                                                            ------------   ------------
    Total assets                                            $    160,000   $    185,572
                                                            ============   ============
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
 Notes payable                                              $     25,000   $     25,000
 Accounts payable and accrued expense                            640,426      1,531,065
 Convertible notes payable and debentures                         81,000      1,240,100
                                                            ------------   ------------
  Total current liabilities                                      746,426      2,796,165

    Total liabilities                                            746,426      2,796,165
                                                            ------------   ------------
Stockholders' deficit
 Common stock, $0.001 par value
  400,000,000 shares authorized; 77,197,226 and
  15,387,384 shares issued and outstanding, respectively          77,197         15,387
 Additional paid in capital                                   30,521,658     28,086,764
 Accumulated deficit                                         (31,185,281)   (30,712,744)
                                                            ------------   ------------
    Total stockholders' deficit                                 (586,426)    (2,610,593)
                                                            ------------   ------------
     Total liabilities and stockholders' deficit            $    160,000   $    185,572
                                                            ============   ============

See Accountants' Report and Notes to Financial Statements.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          December 31, 1999 and 1998

                                                           1999               1998
                                                       -----------        ------------
Revenues                                               $   259,545        $    370,338
Cost of goods sold                                          89,245             156,075
                                                       -----------        ------------

Gross Profit                                               170,300             214,263
                                                       -----------        ------------
Operating expenses
 Research and development                                      153                   -
 Selling, general, and administrative expenses           1,014,143             981,605
                                                       -----------        ------------
  Total operating expenses                               1,014,296             981,605
                                                       -----------        ------------
Loss from operations                                      (843,996)           (767,342)
                                                       -----------        ------------
Other income (expense)
 Interest expense                                          (82,250)           (226,985)
 Other income (expense)                                    354,479                 159
 Loss provision on MRI equipment                                 -               4,851
 Non-cash miscellaneous income                                                  27,326
 Write-down of patents                                                         (44,691)
 Write-down of accounts payable                                                 75,504
                                                       -----------        ------------
  Total other (income) expenses                            375,059            (266,666)
                                                       -----------        ------------

Loss before provision for income taxes                    (468,937)         (1,034,008)

Provision for income taxes                                   3,600               3,600
                                                       -----------        ------------
Net loss                                               $  (472,537)       $ (1,037,608)
                                                       ===========        ============
Basic loss per share                                   $     (0.01)       $      (0.13)
                                                       ===========        ============

Diluted loss per share                                 $     (0.01)             $(0.13)
                                                       ===========         ===========

Weighted-average shares outstanding - basic             36,251,628           7,929,788
                                                       ===========         ===========

Weighted-average shares outstanding - diluted           36,736,986           7,929,788
                                                       ===========         ===========


See Accountants' Report and Notes to Financial Statements.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                FOR THE YEARS ENDED December 31, 1999 and 1998

                                                                               Additional
                                                          Common Stock          Paid-In      Accumulated
                                                   ----------------------
                                                      Shares      Amount       Capital         Deficit                 Total
                                                   -----------  ---------    -----------    --------------          ------------
Balance, December 31, 1997                           2,832,401  $   2,832    $25,756,993    $  (29,675,136)         $ (3,915,311)
Issued for conversion
 of notes payable                                   10,773,292     10,773        936,061                                 946,834
Issued for convertible
 note interest                                         333,310        333         48,647                                  48,980
Issued for professional
 services                                              461,437        461        721,297                                 721,758
Issued for services                                    356,791        357        220,425                                 220,782
Issued for conversion
 of debt                                               293,000        293        141,973                                 142,266
Sale of stocks                                         337,153        337         43,215                                  43,552
Beneficial Conversion                                                            218,154                                 218,154
Net loss                                                                                        (1,037,608)           (1,037,608)
                                                   -----------  ---------    -----------    --------------          ------------
Balance, December 31, 1988                          15,387,384     15,387     28,086,764       (30,712,744)           (2,610,593)
                                                   -----------  ---------    -----------    --------------          ------------
Issued for conversion
 of notes payable                                   32,866,250     32,866      1,281,784                               1,314,650
Issued for convertible
 note interest                                         208,482        208          4,896                                   5,104
Issued for professional
 services                                              335,000        335         19,165                                  19,500
Issued for services                                    817,610        818         64,182                                  65,000
Issued for conversion
 of debt                                             7,678,708      7,679        162,769                                 170,448
Issued for options exercised                        17,310,000     17,310        788,190                                 805,500
Issued for other compensation                        1,275,000      1,275         62,475                                  63,750

Beneficial Conversion                                1,318,792      1,319         51,433                                  52,752
Net loss                                                                                          (472,537)             (472,537)
                                                   -----------  ---------    -----------    --------------          ------------
Balance, December 31, 1999                          77,197,226  $  77,197    $30,521,658    $  (31,185,281)         $   (586,426)
                                                   ===========  =========    ===========    ==============          ============

          See Accountants' Report and Notes to Financial Statements.

                          KAIRE HOLDINGS INCORPORATED
                                AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                    1999          1998
                                                                ------------  -------------
Cash flows from operating activities
 Net loss                                                       $  (472,537)   $(1,037,608)
 Adjustments to reconcile net loss to net cash
   used in operating activities
    Depreciation expense                                             16,035         42,160
    Deposits                                                          9,500             --
    Common stock issued in services                                  65,000        220,782
    Common stock issued for professional services                    19,500        721,758
    Common stock issued for interest on notes                         5,104         48,980
    Common stock issued for conversion of debt                      170,448        142,266
    Common stock for conversion of notes payable                  1,314,650        946,834
    Common stock issued for options exercised                       805,500             --
    Common stock issued for other compensation                       63,750             --
    Charge related to beneficial conversion feature of
     convertible notes payable/debentures                            52,752        218,154
    Write-down and valuation provision related to investment
     in Kaire International, Inc.                                                   44,691
    Non cash other expenses (income)                                (34,087)            --
   (Increase) decrease in
     Accounts receivable                                             32,689         (7,828)
     Prepaid expenses and other assets                                   --         44,334
     Inventory                                                       98,446         43,208
   Increase (decrease) in
     Accounts payable and accrued expenses                         (863,313)      (740,880)
                                                                -----------    -----------
      Net cash provided by operating activities                   1,283,437        686,851
                                                                -----------    -----------
Cash flows from investing activities
      Net cash used in investing activities                              --             --
                                                                -----------    -----------
Cash flows from financing activities
    Payments on notes payable                                    (1,159,100)      (760,000)
    Proceeds from the issuance of common stock and from the
      exercise of options/warrants                                                  43,552
                                                                -----------    -----------
      Net cash used in financing activities                      (1,159,100)      (716,448)
                                                                -----------    -----------
 Net increase (decrease) in cash and cash equivalents               124,337        (29,597)

Cash and cash equivalents, beginning of year                          6,331         35,928
                                                                -----------    -----------

Cash and cash equivalents, end of year                          $   130,668    $     6,331
                                                                ===========    ===========

See Accountants' Report and Notes to Financial Statements

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                       FOR THE YEARS ENDED DECEMBER 31,

Supplemental disclosures of cash flow information

Interest paid                                         $ 13,912    $ 2,751
                                                        ------      -----

Income taxes                                          $  1,600    $ 1,200
                                                        ------      -----

Supplemental schedule of non-cash investing and financing activities During the year ended December 31, 1999, the Company entered into the following non-cash transactions:

 Issued 34,393,524 shares of common stock for conversion of $1,367,402 of notes payable, and $5,104 of accrued interest.

Issued 817,610 shares of common stock for services valued at $65,000.

Issued 335,000 shares of common stock for professional fees valued at  $19,500.

 Issued 7,678,708 shares of common stock for conversion of debt valued at $170,448.

 Issued 17,310,000 shares of common stock for options exercised valued at $805,500.

 Issued 1,275,000 shares of common stock for other compensation valued at $63,750.

See Accountants' Report and Notes to Financial Statements

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business
---------------------------------

Kaire Holdings Incorporated ("Kaire"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII"). The principal activity of Kaire is the sale of colored microspheres to pharmaceutical companies, universities, hospitals, and other academic centers engaged in blood flow and pharmaceutical research.
 In connection with these sales, Kaire also provides a national reference and laboratory analysis service through its subsidiary, E-Z TRAC, Inc.

  In 1999 the Company formed YesRx.com., which is an Internet drugstore that is focused on pharmaceuticals, health, wellness and beauty products. The site targets Internet shoppers and in particular, the senior citizen. YesRx focuses on chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and multiple refills.

Principles of Consolidation
---------------------------

  The consolidated financial statements include the accounts of Kaire and its wholly-owned subsidiaries (collectively the "Company"). The Company's subsidiaries include See/Shell Biotechnology, Inc., E-Z TRAC, Inc., Venus Management, Inc., and EFFECTIVE Health, Inc. Except for E-Z TRAC, Inc., these subsidiaries have no operations.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
-------------------

  The Company recognizes revenue at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales. A significant portion of the Company's sales is within the United States. International sales are minimal.

Net Loss Per Share
------------------

  Income (loss) per common share is computed on the weighted average number of common or common and common equivalent shares outstanding during each year. Basic EPS is computed as net income (loss) applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive. The Board of Directors approved a 1 for 75 revenue stock split of its common stock in 1998. The accompanying financial statements have been restated to give effect of the split.

Inventory
---------
Inventory consists entirely of health care products and is stated at the lower of cost or market.

Furniture and Equipment
-----------------------

  Furniture and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over estimated useful lives of three to five years.

  Amortization of leasehold improvements is computed using the straight-line method over the lesser of the asset life or the life of the respective lease.

  Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Research and Development
------------------------

Research and development expenses consist principally of payroll and related expenses for development of the contrast microspheres. All research and development costs are expensed as incurred.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Fair Value of Financial Instruments
-----------------------------------

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock Split
-----------

During 1998, the Company effected a 1-for-75 reverse stock split of its common stock. All share and per share data have been retroactively restated to reflect this stock split.

Stock Options
-------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Options (Continued)
-------------------------

The Company has elected to use the implicit value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

Comprehensive Income (Loss):
----------------------------

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130), which is effective for financial statements for periods beginning after December 15, 1997. This pronouncement establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 1999 and 1998, comprehensive loss is equivalent to the Company's net loss.

Other Accounting Pronouncements
-------------------------------

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe that the adoption of the provisions of SFAS No. 133 will have a material impact on its financial position or results of operations.

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $472,537 and $1,037,608 for the years ended December 31, 1999 and 1998, respectively. This factor raises doubt about the Company's ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 2 - GOING CONCERN (Continued)

shown in the accompanying balance sheet is dependent upon the Company's ability to generate sufficient sales volume to cover its operating expenses. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In 1999, the Company took significant steps toward reducing losses and improving cash flow from operations, including assignment of its Santa Monica property lease, significant reduction of its workforce, and consolidation of all California operations to its North Hollywood facility.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.

NOTE 3 - INVESTMENT IN KAIRE INTERNATIONAL, INC.

  The Company's ownership in KII, Inc., a multi-level marketing company, has been decreased from 80% to approximately 24% (1,073,196 shares), which occurred in 1999. Based on the Company's temporary controlling interest in KII, the Company accounted for its investment in KII using the equity method.


NOTE 4 - FURNITURE AND EQUIPMENT

Furniture and equipment at December 31, 1999 and 1998 consisted of the following:
                                                            1999           1998
                                                      ----------     ----------
Furniture and equipment                               $  460,076     $  460,076
Leasehold improvements                                   431,397        431,397
                                                      ----------     ----------
                                                         891,473        891,473
Less accumulated depreciation and amortization
                                                         891,473        875,438
                                                      ----------     ----------
 Total                                                $              $   16,035
                                                      ==========     ==========



Depreciation and amortization expense for the years ended December 31, 1999 and 1998 was $16,035 and $42,159, respectively.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999



NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 1999 and 1998 consisted of the following:
                                                          1999         1998
                                                     ---------  -----------
Accounts payable                                     $ 126,200  $   356,855
Accrued professional and related fees                  108,091      237,339
Accrued compensation and related payroll taxes           2,928      225,703
Accrued interest payable                               221,631      132,597
Other accrued expenses                                 181,576      578,571
                                                     ---------  -----------
           Total                                     $ 640,426  $ 1,531,065
                                                     =========  ===========


NOTE 6 - CONVERTIBLE NOTES PAYABLE AND DEBENTURES

  During October through December 1997, the Company issued 8% convertible debentures due three years from the date of issuance. The debentures are convertible beginning with the 41st day after issuance and at a conversion price equal to 70% of the average closing bid price of the Company's common stock during the last five days prior to the conversion date. In connection with the issuance of these debentures, the Company recorded additional interest amounting to $364,000 related to the beneficial conversion feature of the debentures. The note holders have certain registration rights. At December 31, 1999, convertible debentures outstanding aggregated to $0.

  During January through May 1997, the Company issued convertible notes aggregating to $479,655, which are due in, the same months in 2000. The notes have a stated interest rate of 10% per annum, which interest is payable semi-annually. The notes are convertible at $9.38 per share, which approximated the average trading price of the Company's common stock. At December 31, 1999, $56,000 of these notes was outstanding.

  The notes are callable by the Company after six months from the date of issuance at a premium of 103% of face value on or before December 31, 1998, 102% of face value on or before December 31, 1998, and 101% of face value if called on or December 31, 1999. Upon closure of the offering, the Company is to maintain a $100,000 sinking fund until such time as it realizes positive cash flow from operations of $10,000 per month for three consecutive months. As of December 31, 1999, no sinking fund had yet been established. As of December 31, 1999, notes aggregating to $25,000 were outstanding.

  All convertible notes mature during the year ended December 31, 2000.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 7 - INCOME TAXES

  Significant components of the provision for taxes based on income for the years ended December 31 are as follows:
                                                                 1999      1998
                                                               ------   -------
Current
    Federal                                                    $    -    $    -
    State                                                       3,600     3,600
                                                               ------   -------
                                                                3,600     3,600
                                                               ------   -------
Deferred
    Federal                                                         -         -
    State                                                           -         -
                                                               ------   -------
 Provision for income taxes                                    $3,600    $3,600
                                                               ======   =======

  A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:
                                                                1999      1998
                                                              ------   -------

Income tax provisions (benefit) computed
     at federal statutory rate                                  34.0%    (34.0%)

State taxes, net of federal benefit                             (0.1)     (0.1)

Increase in the valuation allowance                            (34.0)     34.0
                                                              ------   -------

      Total                                                    (0.1)%    (0.1)%
                                                              ======   =======

                          KAIRE HOLDINGS INCORPORATED
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 7 - INCOME TAXES (continued)

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                  1999          1998
                                              ------------  ------------
Deferred tax asset
 Net operating loss carryforwards             $ 4,091,145   $ 6,009,043
 Impairment of assets                           2,032,518     2,032,518
 Options/warrants                               2,101,337     1,103,734
 Other                                                  -       102,729
                                              -----------   -----------
                                                8,225,000     9,248,024
Valuation allowance                            (8,225,000)   (9,248,024)
                                              -----------   -----------
                                                        -             -
Deferred tax liability
 State income taxes                                     -             -
                                              -----------   -----------
 Net deferred tax asset                       $         -   $         -
                                              ===========   ===========

  At December 31, 1999, the Company has available approximately $12,000,000 and $5,00,000 in net operating loss carryforwards available to offset future federal and state income taxes, respectively, which expire through 2014 and 2004, respectively.

  Tax rules impose limitations on the use of net operating losses following certain changes in ownership. Such a change occurred in 1999, which will limit the utilization of the net operating losses in subsequent years.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

  In February 1992, Medical Funding of America ("MFA") leased to Tri-County a Siemens Mobile Magneton Impact MRI System with a Van. On or about June 24, 1992, Siemens and MFA entered into a loan and security agreement in the amount of $2,019,496, which was paid directly to Siemens Medical Systems, Inc. On or about March 1, 1995, Siemens, MFA, Tri-County, and Venus Management (an Interactive Medical Technologies (Kaire Holdings) subsidiary ("Kaire") entered into a transfer of interest agreement whereby Kaire gave its corporate guaranty of all of Venus' obligations under this agreement.

  Venus and MFA defaulted on the loan, and on April 2, 1997, Siemens Credit Corporation filed a civil action for the accelerated amount due plus costs.

  This action is still pending. On or about October 9, 1997, a Transfer of

Interest Agreement was drawn up between Venus Management, Siemens Credit


                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Litigation (continued)

  Corporation, and Medical Management, Inc. ("CMI," NYSE symbol CMI) whereby CMI would take over the lease. CMI took possession of the MRI. All parties executed the agreement, except Siemens, who continued to negotiate with CMI in an attempt to get CMI to pay all of the arrearages owed Siemens. At present CMI and Siemens are still negotiating over the terms of the agreement. It is the opinion of the Company's management that its obligations under this agreement have been assigned and that Siemens will not pursue this matter any further.

  Except as otherwise specifically indicated above, management believes that the Company doesn't have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 1999. However, there can be no assurance that the Company will prevail in any of the above proceedings. In addition, the Company may be required to continue to defend itself resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which could have a material adverse effect upon the Company.

Guarantee of Lease Payments
---------------------------

The Company's magnetic resonance imaging ("MRI") system (the "Unit") currently is installed in a mobile van at an operating site in Jefferson Valley, New York and has been in use since September 1992. It is leased to Tri-County Mobile MRI, L.P. ("Tri-County"), whose general partner is Diagnostics Resource Funding.

  This lease provides for monthly payments of $37,926 to Venus Management, Inc. ("VMI") through August 1999 and $68,589 in September 1999 (with such payments being guaranteed by Medical Funding of America, Inc. ("MFA")), and VMI is required to make monthly installment payments (which include interest at 10.5% per annum on the unpaid principal balance) for the Unit to a third party finance company of $32,360 through August 1999 and $68,589 in September 1999. This lease provides for a purchase option at the expiration of the initial term of such lease equal to the then fair market value of the Unit.

  Tri-County was delinquent in making certain of its lease payments to VMI under the terms of the lease agreement concerning the Unit, and MFA failed to make these payments to VMI under its guarantee of Tri-County's payments to VMI. Accordingly, VMI had not made certain payments due to the third- party finance company for the Unit. As a result, the third-party finance company issued a notice of default to the Company. Tri-County is currently in discussions with the third-party finance company

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Guarantee of Lease Payments (continued)

to restructure the obligation, to assume the debt, and to take title to the Unit. It is expected that the third-party finance company will accept the restructure, and the Company will release its title to the equipment in exchange for the third-party finance company releasing the Company from its debt obligation. Accordingly, the Company has provided $63,450 in 1998 to write off the Company's net investment in this equipment, including the lease receivable offset by the remaining debt and interest payable.

  However, if the parties are unable to resolve this matter, it is likely that the third-party finance company will institute an action against the Company, VMI, and Tri-County for the balance due, plus other costs and relief.

  On or about October 9, 1997, a Transfer of Interest Agreement was drawn up between Venus Management, Siemens Credit Corporation, and Medical Management, Inc. ("CMI," NYSE symbol CMI) whereby CMI would take over the lease. CMI took possession of the MRI. All parties executed the agreement, except Siemens, who continued to negotiate with CMI in an attempt to get CMI to pay all of the arrearages owed Siemens. At present CMI and Siemens are still negotiating over the terms of the agreement. It is the opinion of the Company's management that its obligations under this agreement have been assigned and that Siemens will not pursue this matter any further.

  Accordingly, the equipment and related note payable have been removed from the Company's balance sheet, which resulted in an immaterial change to operations. At December 31, 1999, the Company's guarantee totaled approximately $1,200,000.

Office Lease

  The Company leases a facility for its corporate office under non-cancelable operating lease agreements that expire in May 2001. Future minimum lease payments under these non- cancelable operating leases are as follows:

                           Year Ending
                           December 31,
                           --------
                           2000          $ 21,600
                           2001             9,000
                                         --------
                           Total         $ 30,600
                                         ========

Rent expense for the years ended December 31, 1999 and 1998 was $57,611 and $90,144 respectively.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Employment and Consulting Agreements
------------------------------------

The Company has an employment agreement with it executive officer that expires in June 2002. This is renewable thereafter for additional three- year terms. The agreement may be terminated by either party with a written notice six months prior to the expiration date of the initial term or any renewal term. The agreement provides for a monthly base salary with specified increases during the passage of time. A five-year option to purchase 200,000 shares of the Company's common stock at the price of $3.75 per share has been granted to the executive officer. Any compensation accrued but not paid, may be paid to the officer in cash or in the form of common stock valued at $3.75 per share. In addition, interest will be paid on accrued compensation at a rate of 8% per year. The officer received 3,000,000 shares of the company's stock during 1999 with a market value of $60,000 as partial payment of these liabilities. A former officer received 4,000,000 shares of the company's stock during 1999 with a market value of $80,000 as payment of similar liabilities.

The Company also has an employment agreement with its Chief Financial Officer, which expired in June 1998. The agreement is renewable thereafter automatically for twelve-month periods, unless written notice is received by the employee ninety days prior to the expiration date. The agreement provides for a monthly base salary along with 600,000 shares of the Company's common stock for each twelve-month period.

The Company has an employment agreement with its President, expired on February 15, 2000. The agreement provides for a monthly base salary along with 2,000,000 shares of the Company's common stock for each twelve-month period. The Company shall give the President 45 days written notice prior to the effective date of his termination after February 2000.

  The Company has various consulting agreements that provide for issuance of the Company's common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital and professional services rendered in connection with the Company's acquisition efforts.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 9 - STOCKHOLDERS' DEFICIT

Common Stock
------------

Company issued common stock to related parties, noted as follows:

The former President of the Company received 4,000,000 shares of common stock as repayment of prior amounts personally due him. In addition, this former officer of the Corporation received 13,443,750 shares in the form of converted market value options granted for consulting services at $.05 per share and shares issued for debt restructuring.

  The Company's Chief Executive Officer received 3,000,000 shares of common stock as repayment of prior amounts personally due him.

The new President of the Company exercised market value options and   acquired
1,250,000 shares of the Company's common stock at $.04 per share.

The Chief Financial Officer of the Company received 1,200,000 shares of stock as compensation for services rendered during 1998 and 1999.

  The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

                                              1999         1998
                                           -----------  -----------

Net loss
         As reported                        $(472,537)   $(905,608)
         Pro forma                          $(488,522)   $(905,608)
Basic and diluted loss per common share
         As reported                        $   (0.01)   $   (0.13)
         Pro forma                          $   (0.01)   $   (0.13)

Options are granted at prices are equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually related to the length of employment or consulting contract period.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 9 - STOCKHOLDERS' DEFICIT (continued)

     The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 1999: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 5.5%; and expected life of 1 to
1.5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. . In 1998, the market share price has decreased to levels significantly below the per share option/warrant exercise price. Accordingly, the value of the options granted during 1998 is deemed to be deminimus.

     The weighted-average fair value of options granted during the years ended December 31, 1999 was $0.08, and the weighted-average fair value of options granted during the year ended December 31, 1998 was deminimus.

     The following table summarizes information with respect to options outstanding and exercisable at December 31, 1999:

                  Options Outstanding                 Options Exercisable
----------------------------------------------------  -------------------
                                      Weighted
                          Weighted     Average                   Weighted
                           Average  Remaining                    Average
    Exercise          Number   Exercise  Contractual    Number   Exercise
     Prices         Of Shares   Price       Life      Of Shares    Price
     ------         ---------   -----       ----      ---------    -----
$ 0.01 to $0.05       600,000     $0.05         1.00    600,000     $0.05
$ 0.06 to $0.10       155,000     $0.10         1.00    155,000     $0.10
$ 3.75 to $22.50      450,667     $4.73         3.10    450,667     $4.73
                    ---------     -----         ----  ---------     -----
                    1,205,667     $1.80         1.75  1,205,667     $1.80

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 9 - STOCKHOLDERS' DEFICIT (Continued)

     The following summarizes the Company's stock option and warrants activity:

                                                    Warrants          Weighted
                                                         And           Average
                                               Stock Options          Exercise
                                                 Outstanding             Price
                                               -------------         ---------
Outstanding, December 31, 1997 (restated)
                                                     725,185         $   26.25
  Granted                                            695,000         $    0.60
  Expired/Cancelled                                  (14,493)        $   62.25
                                               -------------         ---------
Outstanding, December 31,1998                      1,405,692         $    9.30
  Granted                                         18,720,000         $    0.05
  Exercised                                      (17,460,000)        $    0.05
  Expired/Cancelled                                 (687,692)        $    3.15
                                               -------------         ---------
Outstanding December 31, 1999                      1,978,000         $    6.74
                                               =============         =========
Exercisable, December 31, 1999                     1,978,000         $    6.74
                                               =============         =========

    During 1998, the trading price of the company's common stock fell below the $.001 par value of stock. During this period, the conversion of convertible notes payable to common stock resulted in common stock being issued at less than par value. In 1998, $492,430 was charged to paid-in-capital for these transactions.

    The Company has 772,333 and 831,692 warrants outstanding as of December 31, 1999 and 1998, respectively. The exercise prices for the warrants range from $0.60 to $45.

NOTE 10 - SUBSEQUENT EVENTS

The Company entered into a letter of intent with Stason U.S. Pharmaceuticals, Inc. (Stason). Under the agreement, Stason will receive a 17% interest in a wholly owned subsidiary, YesRx, Inc., which was incorporated March 27, 2000. In exchange, Stason will provide YesRx, Inc., $175,000 in working capital and provide a distribution facility for the Internet prescription and non-prescription operations of the new company. In addition, Stason and Kaire will merge their laboratory operations into a new company in which Stason will hold 75% of the common stock of the newly formed Company. The form of this merger has not been determined. Kaire Holdings intends to pursue further Internet related activities.

                          KAIRE HOLDINGS INCORPORATED
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 10 - SUBSEQUENT EVENTS (continued)

     On February 1, 2000, the Company issued options to consultants for the purchase of 4,950,000 shares of common stock at $0.15 per share. All these shares were exercised by the option holders.

     During March 2000, the Company signed a letter of intent to acquire Classic Care Pharmacy, a Los Angeles based business-to-business pharmacy. The final terms are still being negotiated.

     The Company entered into a consulting agreement with an individual to provide services related to the Kaire's drug fulfillment operations. The consultant received an option to acquire 1,250,000 shares of Kaire's common stock at $.05 per share and is to receive an option to acquire an additional 400,000 shares of common stock at $.05 per share if certain revenue goals are reached.

                 KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                   December 31, 1999 and September 30, 2000

                                    ASSETS
                                    ------

                                                         Dec 31,   Sept 31,

                                                           1999        2000
                                                         ------  -----------
                                                                 (unaudited)

Current assets
   Cash and cash equivalents                           $130,668  $  107,638
   Accounts receivables, net                             29,332   1,072,873
   Inventory                                                        290,080
   Prepaid expense                                                   65,337
                                                       --------  ----------

      Total current assets                              160,000   1,535,928

Furniture and equipment, net                                        252,581
Other Assets                                                         52,387
Deposits                                                              5,000
Investments                                                          30,000
          Goodwill, net                                           3,727,614
                                                       --------  ----------
            Total assets                               $160,000  $5,603,510
                                                       --------  ----------

                     LIABILITIES AND SHAREHOLDERS' DEFICIT
                     -------------------------------------

          Current liabilities
            Note payable                                 25,000      25,000
              Accounts payable and accrued expenses     640,426   1,283,989
                Convertible notes payable                81,000     467,892
                                                       --------  ----------
                 Total current liabilities              746,426   1,776,881
                                                       --------  ----------

                                                       --------  ----------
          Total liabilities                             746,426   1,776,881
                                                       --------  ----------

  The accompanying notes are an integral part of these financial statements.

                 KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                   December 31, 1999 and September 30, 2000

                                                   December 31,   September 30,
                                                           1999            2000
                                                   ------------   -------------
                                                                    (unaudited)

Shareholders' deficit
   Common stock, $0.001 par value
     authorized 400,000,000 shares,
 115,929,033 issued and outstanding                      77,197         116,653
and 116,653,033 issued and outstanding

 Additional paid-in-capital                          30,521,658      35,695,702
 Accumulated deficit                                (31,185,281)    (31,985,726)
                                                   ------------   -------------

   Total Shareholders' Deficit                         (586,426)      3,826,629

Total liabilities and stockholders' deficit        $    160,000   $   5,603,510
                                                   ------------   -------------





  The accompanying notes are an integral part of these financial statements.

                 KAIRE HOLDINGS INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 and 2000

                                                           Three Months Ended                Nine Months Ended
                                                              September 30,                     September 30,
                                                       -------------------------         ---------------------------
                                                           1999         2000                1999            2000
                                                       -----------   -----------         -----------     -----------
     REVENUES
        Products and Services                          $    61,928   $ 2,017,966         $   198,374     $ 2,806,810
     Lease Rentals                                                             -                   -               -
                                                       -----------   -----------         -----------     -----------
          Total Revenue                                     61,928     2,017,966             198,374       2,806,810
     Cost of Revenues                                       33,798     1,341,252              54,504       1,837,236

     Gross Profit                                           28,130       676,714             143,870         969,574
     Operating Expenses
  Research and development                                                   153                                 153
 Selling, general and administrative                       158,080       646,570             479,074       1,234,513
                                                       -----------   -----------         -----------     -----------
        Total Operating Expenses                           158,233       646,570             479,227       1,234,513

                                                       -----------   -----------         -----------     -----------
Profit from Operations (Loss)                             (130,102)       30,144            (335,357)        (64,939)

Other Income and (Expense)
     Interest expense                                      (16,183)       (1,551)            (68,257)        (16,095)
     Other Expenses                                        (10,005)      (75,000)            (25,804)       (310,000)
     Below Market Note
     Conversion                                           (427,100)                         (662,593)
     Other Income                                              683        75,000             399,800          86,828
                                                       -----------   -----------         -----------     -----------
       Total interest expense and other                   (452,605)       (1,551)           (356,854)       (239,267)
         Profit before provision for state (Loss)         (582,708)       28,593            (692,210)       (504,206)
Provision for state income taxes                               400           400               1,200           1,200

Net Income (Loss)                                         (583,108)       28,193            (693,410)       (505,406)
                                                       -----------   -----------         -----------     -----------
Basic(Loss) per Share                                  $     (0.02)  $    0.0003         $     (0.02)    $   (0.0055)

Basic Shares Weighted Average                           27,929,434    91,363,388          22,033,808      91,958,815

Diluted (Loss) per Share                               $     (0.02)  $    0.0003         $     0.003     $   (0.0054)

Diluted Shares Weighted Average                         27,929,434    95,868,588          23,033,808      93,691,584

         See the accompanying notes to these consolidated statements.

                  KAIRE HOLDINGS INCORPORATED AND SUBSIDARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Nine Months Ended September 30, 1999 and 2000

                                                                                     (Unaudited)       (Unaudited)
                                                                                        1999               2000
                                                                                        ----           --------
Cash flows from operating activities
Net Loss                                                                            $(693,410)      $  (505,406)
Adjustments to reconcile net loss to net cash
 used in operating activities:
     Amortization and Depreciation                                                     15,190            66,089
Deposits                                                                                                 (5,000)
Common stock issued for services                                                      151,500            94,500
     Common stock issued for interest on notes                                          4,529            14,543
     Common stock issued for Convertible notes                                                           26,546
Expenses related to below-market stock                                                662,593
     Common Stock Issued for Other Compensation                                                         315,000
     Convertible notes payable/debentures                                                                10,000
     Non cash other expenses (income)                                                                   (82,025)
     (Increase) decrease in:
     Accounts receivable                                                                7,405        (1,043,541)
     Prepaid expenses and other assets                                                 (4,610)          (65,337)
     Inventories                                                                                       (290,080)
Increase (decrease) in:
     Accounts payable and accrued expenses                                           (589,345)        1,020,456
                                                                                    ---------       -----------

          Net cash used in operating activities                                      (391,044)         (444,254)
                                                                                    ---------       -----------

Cash flows from investing activities
     Purchase of furniture and equipment                                                    -          (252,581)
     Purchase of Goodwill                                                                              (690,794)
     Investment in affiliates                                                               -           (30,000)
                                                                                    ---------          --------
          Net cash used in investing activities                                             -          (973,375)

Cash flows from financing activities
     Payments on notes payable
     Payments to classic care shareholders                                                             (255,000)
     Proceeds from issuance of common stock                                           240,000         1,649,599
     Proceeds from issuance of convertible notes                                      150,000
                                                                                    ---------       -----------
          Net cash provided by financing activities                                   390,000         1,394,599
                                                                                    ---------       -----------

  The accompanying notes are an integral part of these financial statements.

                  KAIRE HOLDINGS INCORPORATED AND SUBSIDARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Six Months Ended September 30, 1999 and 2000


                                                                           Unaudited)          (Unaudited)
                                                                                1999              2000
                                                                             -------           ---------
          Net decrease in cash and cash equivalents                           (1,044)            (23,030)
                                                                             -------           ---------

Cash and cash equivalents, beginning of period                                 6,331             130,668
                                                                             -------           ---------

Cash and cash equivalents, end of period                                     $ 5,287           $ 107,638
                                                                             -------           ---------

   The accompanying notes are an integral part of these financial statements.

                  KAIRE HOLDINGS INCORPORATED and SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)
                               September 30, 2000

1.   Significant Risks
     ----------------

        The Company has incurred net losses of $1,037,608 and $472,537 for the years ended December 31, 1998 and 1999, respectively and an additional loss of $109,935 for the nine months ended September 30, 1999 and profit of $20,612 for the nine months ended September 30, 2000.

        The Company's condensed consolidated financial statements have been prepared on the assumption the Company will continue as a going concern. The Company however has suffered recurring losses from operations that raise doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should the Company be unable to continue as a going concern. The Company's condensed consolidated financial statements have been prepared on the assumption the Company will continue as a going concern.

        The Company, formerly known as Interactive Medical Technologies Ltd., was incorporated in Delaware in 1986. The Company's former main business was providing non-radioactive diagnostic products and laboratory analysis services to private and government research facilities, academic centers, and hospitals engaged in studying the effects of experimental drugs and/or surgical procedures have on regional blood flow. These products and services are sold through the Company's E-Z Trac division. As previously disclosed, effective May 1, 2000, the Company had entered into an agreement with Stason Labs of Irvine, whereby the laboratory was transferred to Stason's Irvine facility for the purpose of providing better service to existing customers plus to explore the possibilities of expanding the laboratory services into new areas.

        Kaire Holdings, Inc.'s current focus is in developing and marketing products and services to businesses and consumers of specific market segments by joining traditional business concepts with internet technologies.

        In 1999 the Company formed YesRx.com., which is an Internet drugstore that is focused on pharmaceuticals, health, wellness and beauty products. The site targets Internet shoppers and in particular, the senior citizen. In addition to the Business to Consumer strategy, the company is in the process of implementing a tightly focused Business to Business/Agency plan to fulfill orders to various targeted groups through an advocate or enterprise that acts as a central distributor. YesRx focuses on chronic care as opposed to emergency needs. The company does not provide urgent care medications but works with the patient who has regular medication needs and multiple refills. This provides operational feasibility and recurring revenue streams. It is management's intent to spin off YesRx.com into a separate company, contingent on funding.

        In furtherance of its internet initiatives, on June 1, 2000, the Company acquired Classic Care Pharmacy, a Los Angeles-based business to business pharmacy. Through this acquisition, Kaire will be able to expand its business to business and consumer customer base. The purchase called for Kaire to pay Classic Care ownership $1 million in cash in installments and up to 15.5 million shares of restricted Kaire common stock.

        On February 19, 1998, Kaire Holdings, Incorporated changed its name from Interactive Medical Technologies, Ltd., changed its NASDAQ OTC BBS symbol to "KAHI" and reverse split its Common Stock at a ratio of seventy-five (75) to one
(1).

        The Company carries no direct product liability insurance, relying instead on the coverage afforded by its distributors and the manufacturers from whom it obtains products. These coverages directly protect the insured that pay the premiums and only secondarily the Company. There is no assurance that such coverages will adequately cover any claims that may be brought against the Company. In addition, the Company does not have any general liability coverage.


2.   Summary of Significant Accounting Policies
     ------------------------------------------

             Basis of Presentation
             ---------------------

        The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Certain matters raise substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 1, the Company operates under extreme liquidity constraints and, because of recurring losses, increasing difficulty in raising necessary additional capital. Management's plan in regard to these matters is described above. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

        In the opinion of the management the accompanying consolidated financial statements contain all adjustments necessary (consisting of only normal recurring accruals) to present fairly the financial position at September 30, 2000, the results of its operations for the three and nine months ended September 30, 2000 and the cash flow for nine months ended September 30, 2000. Certain information and footnote disclosures normally included in financial statements that would have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures in these financial statements are adequate to make the information presented therein not misleading. It is suggested that these condensed financial statements and notes thereto be read in conjunction with the financial statements and the notes thereto included in the Company's December 31, 1999 Form 10-KSB.

        The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2000.

        Income Taxes
        ------------

        The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

        Fair Value of Financial Instruments
        -----------------------------------

        The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

        Stock Split
        -----------

        On or about February 19, 1998, the Company effected a 1-for-75 reverse stock split of its common stock. All share and per share data have been retroactively restated to reflect this stock split.

        Stock Options
        -------------

        SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the implicit value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

        Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of state income taxes currently due. No federal income taxes are due as a result of the Company's net operating loss carryforwards.

        Net Loss Per Share
        ------------------

        In 1997, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

      3.  Capital Transaction, Convertible Notes Payable and Debentures

      During the first two Quarter of fiscal 2000 ending March 31, 2000 and June 30, 2000, the Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

      Quarter one ending March 31, 2000:

      The Company issued 3,010,808 shares of common stock for conversion of debt valued at $134,000.

      The Company issued 4,565,000 shares of common stock for options exercised valued at $656,500

      The Company issued 3,130,000 shares of common stock for other compensation valued at $190,000.

     Quarter two ending June 30, 2000:

        The Company issued 500,000 shares of common stock for other compensation valued at $50,000.

        Quarter Three ending September 30, 2000

        The Company issued 560,000 shares of common stock for other compensation valued at $75,000.


4.      Acquisitions
        ------------

      On June 1, 2000, the Company completed the acquisitions to acquire Classic Care Pharmacy, a Los Angeles-based business to business pharmacy. Through this acquisition, Kaire will be able to expand its business to business and consumer customer base. The transaction resulted in the Company Paying $4,100,000 consisting of $1,000,000 in cash and 15,500,000 shares of the Company's common stock with a value of $3,100,000 for all the outstanding shares of Classic Care Pharmacy.

      Additionally, the Company agrees to guarantee the shareholders of Classic Care a $0.50 per share stock value of the Closing Shares, the Escrow Shares and the Additional Shares. The stock price will be determined based on the average of the low and high bid prices for Acquirer's common stock quoted for the last ten trading days prior to three business days prior to the effectiveness of a registration statement covering the subject shares. Here, the Company agrees to subtract the stock price, based on a certain calculation from $0.50 and, on the Effective Date of the Registration Statement, issue to Classic Care's shareholders shares of the Company's common stock with a fair market value equal to the aggregate amount of such shortfall (the "Make Whole Shares"). By way of illustration, if the Closing Shares, the Escrow Shares and the Additional Shares total 20 million shares, but the fair market value as determined on effective date is only $0.30 per share, then Acquirer would have to issue to the Company Shareholders an amount of Make Whole Shares with a fair market value equal to $4,000,000 (20 million X $0.20), or 13,333,333 shares ($4 million/$0.30). For the purposes of this report, diluted shares outstanding include an additional 23,250,000 common shares to reflect potential dilution.

        The assets and liabilities acquired from Classic Care were as follows:

                 Accounts receivable               $  320,803
                 Inventory                            315,973
                 Other current assets                  80,337
                 Fixed assets                         238,485
                 Intangibles                           52,386
                 Goodwill                           3,790,794
                 Account payable                     (390,886)
                 Long term liabilities               (287.892)
                                                   ----------

                    Cost of net assets acquired     4,100,000

        In February 2000, the Company formed a strategic business relationship with Stason Pharmaceuticals Inc., ("Stason"), the U.S. affiliate of Taiwan-based Standard Chemical and Pharmaceutical Co. Limited. Stason is an FDA-approved manufacturer of pharmaceutical drugs as well as various over-the-counter, health-oriented consumer products.

        Under the agreement, Stason and the Company formed a joint venture to pursue opportunities in the bio-medical field. As of May 1, 2000, the Company transferred its laboratory operation to the new entity. The final terms of the joint venture is still being determined.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
-------------------------------------------------

Indemnification of Directors and Officer

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of the stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                                                 $ 5,058.53
Printing and Engraving Expenses                                      $ 5,000.00
Legal Fees and Expenses                                              $25,000.00
Accounting Fees and Expenses                                         $10,000.00
Transfer Agent Fees                                                  $ 2,000.00
Blue Sky Fees                                                        $ 2,000.00
Miscellaneous                                                        $ 5,000.00
                                                                     ----------
Total                                                                 54,058.53

Recent Sales of Unregistered Securities

For the Month of December 1999.
-------------------------------

In December 1999, the Company issued 675,000 shares of common stock for conversion of convertible debt valued at $33,740. The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

For the Quarter ending March 31, 2000.
--------------------------------------

In January 2000, the Company issued 3,010,808 shares of common stock for conversion of convertible debt valued at $134,000. The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

For Second Quarter ending June 30, 2000
---------------------------------------

In April 2000, the Company issued 300,000 shares of common stock for exercise of options valued at $9,000. The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

In May 2000 the Company issued 15,500,000 shares of common stock as part of the purchase price for the acquisition of Classic Care Pharmacy. The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

In May 2000, the Company issued 1,000,000 shares of common stock for exercise of options valued at $50,000. The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

For Third Quarter ending September 30, 2000
-------------------------------------------

In July and August 2000, the Company issued 724,000 shares of common stock for exercise of options valued at $94,680. The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

Item 27.  Exhibits:

          (a) Exhibits

               3. Articles of Incorporation and bylaws of the Company, as amended. (1)
               4.1 Form of Warrant Agreement between the Company and Jersey Stock Transfer and Trust Company, including the Form of Warrant (as modified). (4)
               4.2   Form of Stock Purchase Warrant (issued with promissory
                     note). (2)
               5.1   Opinion re: Legality
               10.1 License Agreement between F.A.T. Co. Research, Inc. and Dynamic Products, Inc. (1)
               10.2 Agreements between F.A.T. Co. Research, Inc. and Dr. Shell and Jackie See for Development and Exploitation of Patented Invention. (1)
               10.3 Consulting Agreements between See/Shell and Drs. Dr. Shell And Jackie See. (1)
               10.4 Original Equipment Manufacturing Agreement between Olympus Corporation and E-Z Trac, Inc. (3)
               10.4 Distribution Agreement between E-Z Trac Inc., and Triton Technology, Inc. (3)
               10.5 Employment Agreement between the Company and William Peizer, Jr. dated December 24, 1992. (4)
               10.7 Agreement between William Peizer, Jr. and Clark M. Holcomb dated February 1, 1993. (4)
               10.8 Exchange of Stock Agreement and Plan of Reorganization among The Company, Venus Management, Inc. and the stockholders of Venus Management, Inc. (4)
               10.9 Co-Management Agreements dated June 30, 1993 between Venus Management, Inc. and Medical Funding of America, Inc. (4)
               10.10 Agreement dated June 30, 1993 between Venus Management,
                     Inc. and Medical Funding of America, Inc. (4)
               10.11 Letter dated August 20, 1993 between the Company and Lewis,
                     D'Amato, Brisbois & Bisgaard re Debt Conversion Agreement.
                     (4)
               10.12 Letter agreement dated March 13, 1993 between the Company and Clark M. Holcomb; Sale of Stock Agreement, dated November 1, 1992 by and between the Company and Clark M. Holcomb; and related Promissory Note rom Clark M. Holcomb to the Company. (4)
               10.13 Agreement concerning MRI System, dated as of February 10,
                     1994 by and between Siemens Credit Corporation, Venus Management, Inc., the Company, Medical Funding of America, Inc. and Tri-County Mobile MRI, L.P. and related Transfer of Interest Agreement, Corporate Guaranty by the Company, Amendment to Promissory Note of Medical Funding of America, Inc. payable to Siemens Credit Corporation and Agreement concerning Lease Payment between Venus Management, Inc. and Tri- County Mobile MRI, L.P. (4)
               10.14 Agreement dated August 27, 1992 by and between Dr. William
                     Shell and Clark M. Holcomb related to shares of the Company's Common Stock owned by Dr. Shell. (4)
               10.15 Agreement dated September 23, 1993 by and between
                     Ladenburg,

                     Thalmann Co., Inc. and the Company. (4)
               10.16 Consulting Agreement for Financial Public Relations dated as of February 25, 1994 by and between the Company and Robert Bienstock and Richard Washor. (4)
               10.17 License Agreement, dated March 23, 1994 by and between
                     Effective Health, Inc. and KCD Incorporated. (4)
               10.18 Professional Services Agreement, dated April 15, 1994 by and between RAI Finanz, and the Company. (4)
               10.19 Consulting Agreement and Stock Plan dated as of August 25,
                     1994 by and between the Company and Hy Ochberg. (4)
               10.20 Memorandum of Understanding dated as of August 16,1994 by and between the Company and Raifinanz (USA), Inc. (4)
               10.21 Resonex Equipment Lease as of June 30, 1993 between Venus
                     Management Company and Medical Funding of America. (4)
               10.22 Becton Dickenson Supply Agreement dated November 2, 1994.
                     (4)
               10.23 Form 12b-25 dated March 30,1995.(5)
               10.24 2/nd/ & Final Revised Proposal to Acquire Pastels
                     International, Incorporated (6)
               10.25 Revised Proposed Acquisition of Nutra Quest, Incorporated
                     (6)
               10.26 Number skipped
               10.27 The 1998 Stock Compensation Plan (7)
               10.28 The Amendment to the 1998 Stock Compensation Plan (8)
               10.29 The 1999 Stock Compensation Plan (10)
               10.30 The 2000 Stock Compensation Plan (11)
               10.31 The Amendment to the 2000 Stock Compensation plan (12)
               10.32 Form of Subscription Agreement
               10.33 Form of Convertible Debenture Agreement
               10.34 Form of Warrant Agreement
               10.35 Employment Agreement Mark Baum
               10.36 Employment Agreement Steven Westlund
               10.37 Employment Agreement Owen Naccarato
               22.1  Subsidiaries of the Company & See/Shell Biotechnology, Inc.
                     (1)
               22.2 Subsidiaries of the Company & E-Z Trac, Inc.-Articles of Incorporation, Amendments and By- Laws. (1)
               22.3 Subsidiaries of the Company & Effective Health, Inc.- Articles of Incorporation, Amendments and By-Laws. (1)
               22.4 Subsidiaries of the Company & Venus Management, Inc. Certificate of Incorporation, Amendments and By-Laws. (Included in Exhibit 10.9.)
               23.1  Consent of Counsel (included in Exhibit 5.1)
               23.2  Consent of Berg & Co.
               25.   Subsidiaries of the Company. (4)

--------------------------------------------------------------------------------

                     (1) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-17548-NY, as amended on August 7, 1990, and incorporated herein by reference.
                     (2) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-

                          17548-NY, as amended on February 12, 1991, and incorporated herein by reference.
                     (3) Previously filed as an exhibit to the Company's Registration statement on Form S-1 8, file number 33-17548-NY, as amended on June 24, 1991, and incorporated herein by reference.
                     (4) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2, file number 33-51684-NY, as amended on September 19, 1994, and incorporated herein by reference.
                     (5) Previously filed as an exhibit to the Company's Form 10-QSB filed for the quarterly period ended September 30, 1996.
                     (6) Previously filed as an exhibit to the Company's Form 10- KSB filed for the period ended December 31, 1996.
                     (7) Incorporated by reference to the Company's Form S-8 dated January 9, 1998 and filed with the Commission on January 9, 1998.
                     (8) Incorporated by reference to the Company's Form S-8 dated March 25, 1998 and filed with the Commission on March 25, 1998.
                     (9) Incorporated by reference to the Company's Form S-8 dated April 4, 1999 and filed with the Commission on March 19, 1999.
                     (10) Incorporated by reference to the Company's Form S-8
                          dated October 15, 1999 and filed with the Commission on October 15, 1999.
                     (11) Incorporated by reference to the Company's Form S-8
                          dated February 11, 2000 and filed with the Commission on February 11, 2000.
                     (12) Incorporated by reference to the Company's Form S-8
                          dated May 26, 2000 and filed with the Commission on May 26, 2000.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the

/s/ Steven R. Westlund
-------------------------------------------------------
Steven R. Westlund Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

/s/ Steven R. Westlund                                     Dec. 13, 2000
---------------------------------------------
Steven R. Westlund Chief Executive Officer and
Director


/s/ Owen M. Naccarato                                      Dec. 13, 2000
---------------------------------------------
Owen M. Naccarato Chief Financial Officer and
Director


/s/ Asher Gottesman                                        Dec. 13, 2000
---------------------------------------------
Asher Gottesman, Director

           Exhibits, List and Reports in Form 8-K

     (a)   Exhibits

     3.    Articles of Incorporation and bylaws of the Company, as
           amended. (1)
     4.1   Form of Warrant Agreement between the Company and Jersey
           Stock Transfer and Trust Company, including the Form of
           Warrant (as modified). (4)
     4.2   Form of Stock Purchase Warrant (issued with promissory note).
           (2)
     5.1   Opinion re: Legality
     10.1  License Agreement between F.A.T. Co. Research, Inc. and
           Dynamic Products, Inc. (1)
     10.2  Agreements between F.A.T. Co. Research, Inc. and Dr. Shell and Jackie See for Development and Exploitation of Patented Invention. (1)
     10.3  Consulting Agreements between See/Shell and Drs.  Dr. Shell
           And Jackie See. (1)
     10.4 Original Equipment Manufacturing Agreement between Olympus Corporation and E-Z Trac, Inc. (3)
     10.4 Distribution Agreement between E-Z Trac Inc., and Triton Technology, Inc. (3)
     10.5  Employment Agreement between the Company and William Peizer,
           Jr. dated December 24, 1992. (4)
     10.7  Agreement between William Peizer, Jr. and Clark M. Holcomb dated
           February 1, 1993. (4)
     10.8 Exchange of Stock Agreement and Plan of Reorganization among The Company, Venus Management, Inc. and the stockholders of Venus Management, Inc. (4)
     10.9 Co-Management Agreements dated June 30, 1993 between Venus Management, Inc. and Medical Funding of America, Inc. (4)
     10.10 Agreement dated June 30, 1993 between Venus Management, Inc.
           and Medical Funding of America, Inc. (4)
     10.11 Letter dated August 20, 1993 between the Company and Lewis, D'Amato, Brisbois & Bisgaard re Debt Conversion Agreement. (
           (4)
     10.12 Letter agreement dated March 13, 1993 between the Company and Clark M. Holcomb; Sale of Stock Agreement, dated
           November 1, 1992 by and between the Company and Clark M. Holcomb; and related Promissory Note rom Clark M. Holcomb to the Company. (4)
     10.13 Agreement concerning MRI System, dated as of February 10,
           1994 by and between Siemens Credit Corporation, Venus Management, Inc., the Company, Medical Funding of America,
           Inc. and Tri-County Mobile MRI, L.P. and related Transfer of Interest Agreement, Corporate Guaranty by the Company,
           Amendment to Promissory Note of Medical Funding of America,
           Inc. payable to Siemens Credit Corporation and Agreement concerning Lease Payment between Venus Management, Inc. and
           Tri- County Mobile MRI, L.P. (4)
     10.14 Agreement dated August 27, 1992 by and between Dr. William
           Shell and Clark M. Holcomb related to shares of the Company's Common Stock owned by Dr. Shell. (4)
     10.15 Agreement dated September 23, 1993 by and between Ladenburg, Thalmann Co., Inc. and the Company. (4)

     10.16 Consulting Agreement for Financial Public Relations dated as of February 25, 1994 by and between the Company and Robert Bienstock and Richard Washor. (4)
     10.17 License Agreement, dated March 23, 1994 by and between Effective Health, Inc. and KCD Incorporated. (4)
     10.18 Professional Services Agreement, dated April 15, 1994 by and between RAI Finanz, and the Company. (4)
     10.19 Consulting Agreement and Stock Plan dated as of August 25,
           1994 by
           and between the Company and Hy Ochberg. (4)
     10.20 Memorandum of Understanding dated as of August 16,1994 by and between the Company and Raifinanz (USA), Inc. (4)
     10.21 Resonex Equipment Lease as of June 30, 1993 between Venus Management Company and Medical Funding of America. (4)
     10.22 Becton Dickenson Supply Agreement dated November 2, 1994.(4)
     10.23 Form 12b-25 dated March 30,1995.(5)
     10.24 2/nd/ & Final Revised Proposal to Acquire Pastels International, Incorporated (6)
     10.25 Revised Proposed Acquisition of Nutra Quest, Incorporated
           (6)
     10.26 Number skipped
     10.27 The 1998 Stock Compensation Plan (7)
     10.28 The Amendment to the 1998 Stock Compensation Plan (8)
     10.29 The 1999 Stock Compensation Plan (10)
     10.30 The 2000 Stock Compensation Plan (11)
     10.31 The Amendment to the 2000 Stock Compensation plan (12)
     10.32 Form of Subscription Agreement
     10.33 Form of Convertible Debenture Agreement
     10.34 Form of Warrant Agreement
     10.35 Employment Agreement Mark Baum
     10.36 Employment Agreement Steven Westlund
     10.37 Employment Agreement Owen Naccarato
     22.1  Subsidiaries of the Company & See/Shell Biotechnology, Inc. (1)
     22.2 Subsidiaries of the Company & E-Z Trac, Inc.-Articles of Incorporation, Amendments and By- Laws. (1)
     22.3  Subsidiaries of the Company & Effective Health, Inc.-
           Articles of Incorporation, Amendments and By-Laws. (1)
     22.4 Subsidiaries of the Company & Venus Management, Inc. Certificate of Incorporation, Amendments and By-Laws.
           (Included in Exhibit 10.9.)
     23.1  Consent of Counsel (included in Exhibit 5.1)
     23.2  Consent of Berg & Co.
     25.   Subsidiaries of the Company. (4)

--------------------------------------------------------------------------------

           (1) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33- 17548-NY, as amended on August 7, 1990, and incorporated herein by reference.

           (2) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33- 17548-NY, as amended on February 12, 1991, and incorporated herein by reference.

          (3)  Previously filed as an exhibit to the Company's
               Registration statement on Form S-1 8, file number 33-17548-NY, as amended on June 24, 1991, and incorporated herein by reference.
          (4) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2, file number 33- 51684-NY, as amended on September 19, 1994, and incorporated herein by reference.
          (5)  Previously filed as an exhibit to the Company's Form 10-
               QSB filed for the quarterly period ended September 30, 1996.
          (6) Previously filed as an exhibit to the Company's Form 10- KSB filed for the period ended December 31, 1996.
          (7)  Incorporated by reference to the Company's Form S-8 dated January
               9, 1998 and filed with the Commission on January 9, 1998.
          (8)  Incorporated by reference to the Company's Form S-8 dated March
               25, 1998 and filed with the Commission on March 25, 1998.
          (9)  Incorporated by reference to the Company's Form S-8 dated April
               4, 1999 and filed with the Commission on March 19, 1999.
          (10) Incorporated by reference to the Company's Form S-8 dated October 15, 1999 and filed with the Commission on October 15, 1999.
          (11) Incorporated by reference to the Company's Form S-8 dated February 11, 2000 and filed with the Commission on February 11, 2000.
          (12) Incorporated by reference to the Company's Form S-8 dated May 26, 2000 and filed with the Commission on May 26, 2000.

     (b)  Reports on Form 8-K:

     The company filed the following reports on Form 8-K during the quarters ended December 31, 1999 and March 31, 2000:

     1. Form 8-K dated February 19, 1998 reporting a change in the Company's independent account, a name change, a seventy - five to one reverse common stock split, and the signing of an agreement to purchase thirty - five percent in a Singapore company and its Mainland China multi level marketing subsidiary.

     2. Form 8-K dated April 8, 1999 reporting a change in the Company's independent account and the resignation of Peter Benz as the Company's President and Board member.

     3. Form 8-K dated June 6, 2000 reporting the acquisition of the Classic Care Pharmacy.

     4. Form 8-K/A dated August 8, 2000 reporting the final proforma financial statements reflecting acquisition of the Classic Care Pharmacy.